                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           RIVERSTONE NETWORKS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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

                              [LOGO OF RIVERSTONE]
                           5200 Great America Parkway
                             Santa Clara, CA 95054

                                 June 21, 2001

Dear Stockholder:

   You are cordially invited to attend our 2001 Annual Meeting of Stockholders to be held on July 31, 2001 at Techmart in Santa Clara, California (see directions on last page).

   This will be our first annual meeting. Prior to the completion of our initial public offering in February, 2001, all of our outstanding stock was held by Cabletron Systems, Inc. ("Cabletron"). As of June 4, 2001, Cabletron owned approximately 86% of the outstanding shares of our Common Stock.

   At this meeting you are being asked to (i) elect two Class I directors, (ii) approve an amendment to the Company's 2000 Equity Incentive Plan (Amended and Restated), a copy of which is set forth in Appendix A to this Proxy Statement, to increase the number of shares reserved under the plan to 50 million and to add an automatic share increase provision to the plan, and adopt the plan as so amended, (iii) adopt the Company's Employee Stock Purchase Plan, a copy of which is set forth in Appendix B to this Proxy Statement and (iv) transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.

   Your Board of Directors recommends that you vote in favor of each of the proposals. You should read with care the Proxy Statement that describes the nominees and presents other important information about the proposals. Please complete, sign and return your proxy promptly in the enclosed envelope. If your shares are held in street name by a broker, you may have the option of voting by telephone or electronically via the Internet, detailed instructions for which would be included with your proxy card if these alternatives are available.

   We hope that you will join us on July 31, 2001.

                                         Sincerely,

                                         /s/ Romulus Pereira
                                         Romulus Pereira
                                         Chief Executive Officer, President
                                          and Director

                              [LOGO OF RIVERSTONE]
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 31, 2001

   Notice is hereby given that the Annual Meeting of Stockholders of Riverstone Networks, Inc. (the "Company") will be held at Techmart, Santa Clara, on July 31, 2001 at 10:30 a.m., Pacific Standard time, for the following purposes:

  1. To elect two Class I directors to serve until the 2004 Annual Meeting of Stockholders.

  2. To approve an amendment to the Company's 2000 Equity Incentive Plan (Amended and Restated) and adopt the plan as so amended.

  3. To adopt the Company's Employee Stock Purchase Plan.

  4. To transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.

   Only stockholders of record at the close of business on June 4, 2001 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any and all adjourned sessions thereof.

                                          By order of the Board of Directors,

                                          /s/ Eric Jaeger
                                          Eric Jaeger, Secretary

Santa Clara, California
June 21, 2001

   IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. PLEASE VOTE EITHER ELECTRONICALLY OR BY TELEPHONE IF YOUR SHARES ARE HELD IN STREET NAME BY A BROKER OFFERING THESE ALTERNATIVES, OR BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS.....................................................   1

ANNUAL MEETING............................................................   3
  Matters to be Considered at the Annual Meeting..........................   3
  Proxy Solicitation......................................................   3
  Outstanding Shares and Voting Power.....................................   3
  Voting Electronically Via the Internet or by Telephone..................   4
  Voting and Revocation of Proxies........................................   4

PROPOSAL 1: ELECTION OF CLASS I DIRECTORS.................................   5
  Securities Ownership of Certain Beneficial Owners and Management........   6
  Information with Respect to the Board of Directors and Committee
   Organization...........................................................   9
  Director Compensation...................................................  10
  Executive Compensation..................................................  11

  OPTION TABLES...........................................................  12
    Option Grants.........................................................  12
    Fiscal Year-End Option Values.........................................  13
  Compensation Committee Interlocks and Insider Participation.............  13
  Change of Control Agreements and Arrangements...........................  13

PROPOSAL 2: APPROVAL OF AMENDMENT TO 2000 EQUITY INCENTIVE PLAN AND
 ADOPTION OF PLAN AS SO AMENDED...........................................  16

PROPOSAL 3: ADOPTION OF EMPLOYEE STOCK PURCHASE PLAN......................  20

OTHER INFORMATION.........................................................  22

  RELATIONSHIPS WITH CABLETRON AND ITS AFFILIATES AND THE STRATEGIC
   INVESTORS..............................................................  22
  Arrangements Between Riverstone and Cabletron and its Affiliates........  22
  Transactions with Silver Lake and the Other Strategic Investors.........  28
  Indebtedness of Management..............................................  30

RELATIONSHIP WITH INDEPENDENT AUDITORS....................................  31

STOCKHOLDER PROPOSALS.....................................................  31

WHERE YOU CAN FIND MORE INFORMATION.......................................  32

OTHER BUSINESS............................................................  32

APPENDIX A--RIVERSTONE NETWORKS, INC. 2000 EQUITY INCENTIVE PLAN (AMENDED
 AND RESTATED)............................................................ A-1

APPENDIX B--RIVERSTONE NETWORKS, INC. EMPLOYEE STOCK PURCHASE PLAN ....... B-1

APPENDIX C--CHARTER OF THE AUDIT COMMITTEE................................ C-1

DIRECTIONS

                           RIVERSTONE NETWORKS, INC.
                           5200 Great America Parkway
                         Santa Clara, California 95054

                                PROXY STATEMENT
                  For the 2001 Annual Meeting of Stockholders
                          to be held on July 31, 2001

                             QUESTIONS AND ANSWERS

Q: When and where is the annual meeting?

   We will be holding the 2001 Annual Meeting of Stockholders (the "Meeting") of Riverstone Networks, Inc. (the "Company", "Riverstone", "us" or "we") on Tuesday, July 31, 2001 at 10:30 a.m., Pacific Standard time, at Techmart, 5201 Great America Parkway, Suite 122, Santa Clara, California.

Q: What am I being asked to vote on at the annual meeting?

   We are asking you to vote on two matters at the annual meeting:

  . the election of two directors to hold office for a three-year term;

  . the approval of an amendment to our 2000 Equity Incentive Plan (Amended and Restated), a copy of which is set forth in Appendix A to this Proxy Statement (the "2000 Equity Incentive Plan"), to increase the number of shares reserved under the plan to 50 million and to add an automatic share increase provision to the plan, and adoption of the plan as so amended; and

  . the adoption of our Employee Stock Purchase Plan.

Q: How does the Board of Directors recommend I vote on these proposals?

   The Board of Directors of the Company recommends that you vote FOR:

  . the nominees for director;

  . the approval of the amendment to the Company's 2000 Equity Incentive Plan and adoption of the plan as so amended; and

  . the adoption of the Company's Employee Stock Purchase Plan.

Q: Who is entitled to vote at the annual meeting?

   You are entitled to vote at the annual meeting if you owned shares on June 4, 2001, the record date for the annual meeting. On June 4, 2001, the Company had 107,490,205 shares of Common Stock outstanding.

Q: What vote of the stockholders is needed to approve the proposals?

   The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, and entitled to vote, will constitute a quorum at the Meeting. Provided that a quorum is present at the Meeting:

  . the nominees for director who receive the greatest number of votes will be elected;

  . the approval of a majority of the outstanding shares of Common Stock represented and entitled to vote at the Meeting are needed to approve the amendment to our 2000 Equity Incentive Plan and adopt the plan as so amended; and

  . the approval of a majority of the outstanding shares of Common Stock represented and entitled to vote at the Meeting are needed to adopt our Employee Stock Purchase Plan.

Q: What does it mean if I receive more than one proxy card?

   It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards to ensure that all of your shares are voted.

Q: What do I need to do now?

   Please carefully read this Proxy Statement, and then if you are a registered stockholder complete, sign and mail your proxy card in the enclosed return envelope as soon as possible. If you are not a registered stockholder, but hold your shares in street name through a bank or brokerage firm, refer to the instructions provided on your proxy card.

   If you sign and send in your proxy card and do not mark how you want to vote, your proxy will be counted as a vote in favor of the nominees as directors, for the approval of the amendment to our 2000 Equity Incentive Plan and the plan as so amended, and for the adoption of our Employee Stock Purchase Plan. The approval of the amendment to our 2000 Equity Incentive Plan and of the plan as so amended, and the adoption of our Employee Stock Purchase Plan cannot be accomplished unless a majority of the shares present or represented by proxy and entitled to vote at the Meeting are voted in favor of the proposals.

   If you prefer, you can attend the meeting and vote your shares in person.

Q: What do I do if my shares are held in "street name" by my broker?

   If your shares are held in street name by a broker as your nominee, your broker will send you a proxy card. Many brokers also offer the option of voting either by telephone or electronically via the Internet, instructions for which will be provided by your broker on your proxy card.

Q: What happens if I do not instruct my broker how to vote on the proposals or if I mark "abstain" on the proxy card?

   If your shares are held in street name by a broker, your broker will not be able to vote your shares without instructions from you.

   If you mark your proxy "abstain" or do not instruct your broker how to vote, your shares will have the same effect as votes against the approval of the amendment to our 2000 Equity Incentive Plan and adoption of the plan as so amended, and of the adoption of our Employee Stock Purchase Plan.

   The proposals to approve the amendment to our 2000 Equity Incentive Plan and to adopt the plan as so amended, and to adopt our Employee Stock Purchase Plan require that a majority of the shares of our outstanding Common Stock present or represented by proxy and entitled to vote at the Meeting are voted in favor of the proposals.

Q: Can I change my mind after I have mailed in my signed proxy card or after I have voted via the Internet or by telephone?

   Yes. There are three ways you may withdraw your proxy at any time before the vote takes place: (1) you may return to the Secretary of the Company another properly signed proxy card bearing a later date; (2) you may deliver a written revocation of your proxy to the Secretary of the Company; or (3) you may attend the annual meeting, or any adjourned session thereof, in person and vote the shares covered by the proxy.

   The mailing address for the Secretary of the Company is: Riverstone Networks, Inc., 5200 Great America Parkway, Santa Clara, California 95054,
Attention: Eric Jaeger, Secretary.

Q: Who should I call if I have any additional questions?

   If you hold your shares directly, please call Mellon Investor Services LLC at (800) 356-2017. If your shares are held in street name, please contact your broker at the telephone number provided by your broker on your proxy card.

                                 ANNUAL MEETING

   The enclosed form of proxy is solicited on behalf of the Board of Directors of Riverstone Networks, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at Techmart, Santa Clara, California, on July 31, 2001, at 10:30 a.m., Pacific Standard time, and at any and all adjourned sessions thereof.

   The proxies named in the form of proxy have been designated by the Board of Directors of the Company. Giving the proxy will not affect your right to revoke the proxy prior to voting or your right to vote in person should you decide to attend the Meeting. Shares represented by the enclosed form of proxy, when properly executed and presented, will be voted as directed therein.

   This Proxy Statement, the enclosed form of proxy and the Company's Annual Report to Stockholders, including financial statements for the fiscal year ended March 3, 2001, will be mailed together to the Company's stockholders on or about June 25, 2001.

Matters to be Considered at the Annual Meeting

   The specific proposals to be considered and acted upon at the Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders.

Proxy Solicitation

   The expense of soliciting proxies will be borne by the Company. Officers and regular employees of the Company (who will receive no compensation therefore in addition to their regular salaries) may communicate directly or by mail, telephone, or other communication methods with stockholders to solicit proxies. The Company will also reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

Outstanding Shares and Voting Power

   The holders of record of shares of Common Stock, $.01 par value (the "Common Stock"), of the Company at the close of business on June 4, 2001 are entitled to receive notice of and to vote at the Meeting. As of that date the Company had issued and outstanding 107,490,205 shares of Common Stock. Each such share of Common Stock is entitled to one vote on each matter to come before the Meeting.

   Consistent with state law and under the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Abstentions and "broker non-votes" (i.e., shares represented at the Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) are counted as present for the purpose of determining the presence of a quorum for the transaction of business. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Company to act as election inspectors for the Meeting.

   The two nominees for election as directors at the Meeting who receive the greatest number of affirmative votes will be elected provided that a quorum is present at the meeting. The election inspectors will count the total number of votes cast "for" each nominee for the purpose of determining whether sufficient affirmative votes have been cast. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on the election of Directors.

   The approval of Proposal 2, the approval of an amendment to our 2000 Equity Incentive Plan to increase the number of shares reserved under the plan to 50 million and to add an automatic share increase provision to the plan and to adopt the plan as so amended, and the approval of Proposal 3, the adoption of our Employee Stock Purchase Plan, require the affirmative vote of a majority of the outstanding shares of the Company's

Common Stock represented and entitled to vote at the Meeting. The election inspectors will count the total number of votes cast "for" the proposals for the purpose of determining whether sufficient affirmative votes have been cast. Your failure to vote, vote to abstain or broker non-vote will have the same legal effect as a vote cast against these proposals. Your broker and, in many cases, your nominee, will not have discretionary power to vote on these proposals. Accordingly, you should instruct your broker or nominee how to vote.

   If there are insufficient votes to approve Proposal 2 or Proposal 3, your proxy may be voted by the persons named in the proxy to adjourn the Meeting in order to solicit additional proxies in favor of the approval of Proposal 2 or Proposal 3, as applicable. If the Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous meeting.

   Cabletron, which owns approximately 86% of the outstanding shares of our common stock, has informed us that it intends to vote for Proposal 1, the election of the two directors nominated to serve as Class I directors for a three-year term, for Proposal 2, the approval of an amendment to our 2000 Equity Incentive Plan and adoption of the plan as so amended, and for Proposal 3, the adoption of our Employee Stock Purchase Plan.

Voting Electronically Via the Internet or by Telephone

   If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP's program, your proxy card will provide instructions. If your proxy card does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided.

Voting and Revocation of Proxies

   You may revoke your proxy at any time before it is exercised by (i) returning to the Company another properly signed proxy representing such shares and bearing a later date, (ii) delivering a written revocation to the Secretary of the Company, or (iii) attending the Meeting or any adjourned session thereof and voting in person the shares covered by the proxy. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Meeting as directed therein. If a proxy is properly executed and received by the Secretary of the Company, but no instructions are indicated, then the proxy will be voted to approve and adopt the above matters and in the manner as the person named on the enclosed proxy card in his or her discretion determines upon such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

                   PROPOSAL 1: ELECTION OF CLASS I DIRECTORS

   The Board of Directors has voted to fix the number of directors at six. The Company's Amended and Restated Certificate of Incorporation and by-laws provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. Unless otherwise instructed, the enclosed proxy will be voted to elect the persons named below as Class I directors for a term of three years expiring at the 2004 Annual Meeting of Stockholders and until their successor is duly elected and qualified. If a nominee shall be unavailable as a candidate at the Meeting, votes pursuant to the proxy will be voted either for a substitute nominee designated by the Board of Directors or, in the absence of such designation, in such other manner as the directors may in their discretion determine. Alternatively, in such a situation, the Board of Directors may take action to fix the number of directors for the ensuing year at less than six. The Board of Directors does not anticipate that either nominee will become unavailable as a candidate. The nominees as Class I directors and the incumbent Class II and Class III directors are as follows:

                         Nominees as Class I Directors
                               Terms Expire 2004

Jorge A. del Calvo, 45
Director since 2001
Member of the Compensation Committee and Audit Committee

   Jorge A. del Calvo has served as a member of our Board of Directors since the closing date of our initial public offering, February 22, 2001. Since 1982, Mr. del Calvo has been an attorney with the law firm of Pillsbury Winthrop LLP and a partner of the firm since 1990.

Christopher Paisley, 48
Director since 2001
Member of the Compensation Committee and Audit Committee

   Christopher Paisley has served as a member of our Board of Directors since the closing date of our initial public offering, February 22, 2001. From September 1985 to May 2000, Mr. Paisley served first as vice president, finance and chief financial officer, and later as senior vice president of finance and chief financial officer, at 3Com Corporation. Mr. Paisley serves on the Board of Directors of Aspect Telecommunications Corp., WJ Communications, Inc. and Legato Systems, Inc.

                               Class II Directors
                               Terms Expire 2002

Piyush Patel, 45
Director since 2000

   Piyush Patel has served as the chairman of our Board of Directors since March 2000. Since June 1999, Mr. Patel has served as the chairman of the board, president and chief executive officer of Cabletron. From October 1998 to June 1999, Mr. Patel served as senior vice president of worldwide engineering at Cabletron. From September 1996 to October 1998, Mr. Patel served as the chief executive officer of Yago Systems. From April 1995 to September 1996, Mr. Patel served as senior project manager for QED.

Eric Jaeger, 38
Director since 2000

   Eric Jaeger has served as a director of Riverstone since March 2000 and as our secretary since June 2000. Mr. Jaeger has also served as executive vice president of Cabletron since June 1999. From October 1998 to

June 1999, Mr. Jaeger was general counsel and senior vice president of Cabletron. From September 1989 to October 1998, Mr. Jaeger was a corporate attorney with the law firm of Ropes & Gray.

                              Class III Directors
                               Terms Expire 2003

C. Lee Cox, 60
Director since 2001
Member of the Compensation Committee and Audit Committee

   C. Lee Cox has served as a member of our Board of Directors since the closing date of our initial public offering, February 22, 2001. From 1987 to 1993, Mr. Cox served as vice-chairman of Pacific Telesis Group and president and chief executive of its subsidiary, PacTel Corporation. From 1993 to 1997, he was vice-chairman of AirTouch Communications and president and chief executive of its subsidiary, AirTouch Cellular. Mr. Cox also serves on the Board of Directors of Cabletron and PG&E Corporation.

Romulus Pereira, 35
Director since 2000

   Romulus Pereira has served as our chief executive officer and as a director since March 2000. From September 1999 to February 2000, he served as chief operating officer at Cabletron, where he was responsible for directing Cabletron's engineering, sales, services and marketing organizations. From December 1998 to September 2000, he also served as general manager of Cabletron's service provider business. From September 1996 to March 1998, Mr. Pereira was one of three founders of Yago Systems, Inc., where he served as chief technology officer and vice president of engineering. Before co-founding Yago, Mr. Pereira was employed by Cisco Systems, Inc., where he served in various capacities, including technical leader.

Securities Ownership of Certain Beneficial Owners and Management

 Beneficial Ownership of the Company

   The following table sets forth the amount of Common Stock of the Company beneficially owned, directly or indirectly, as of June 4, 2001, by (i) each current director of the Company and each nominee director, (ii) each executive officer of the Company named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known to the Company to beneficially own more than five percent (5%) of the outstanding shares of Common Stock of the Company, and the percentage of the Common Stock outstanding represented by each such amount. All shares of Common Stock shown in the table reflect sole voting and investment power except as otherwise noted. Unless otherwise indicated, the address for each person listed below is c/o Riverstone Networks, Inc., Santa Clara, California 95054.

   Beneficial ownership is determined by the rules of the Securities and Exchange Commission (the "SEC") and includes voting or investment power of the securities. Shares of Common Stock subject to options or other rights to purchase which are now exercisable or are exercisable within 60 days after June 4, 2001 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights, but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person.

                                        Number of Shares  Percentage of Shares
Name and Address of Beneficial Owner   Beneficially Owned  Beneficially Owned
------------------------------------   ------------------ --------------------
Cabletron Systems, Inc. ..............     92,088,235            85.67%
 35 Industrial Way, Bldg 36
 PO Box 5005
 Rochester, NH 03867
Silver Lake Technology Associates,
 L.L.C. ..............................      5,442,922             5.06
 2800 Sand Hill Road
 Menlo Park, CA 94025
Silver Lake Technology Management,
 L.L.C. ..............................      5,442,922             5.06
 2800 Sand Hill Road
 Menlo Park, CA 94025
Integral Capital Management V, LLC....      5,442,922             5.06
 2750 Sand Hill Road
 Menlo Park, CA 94025
ICP Management V, LLC.................      5,442,922             5.06
 2750 Sand Hill Road
 Menlo Park, CA 94025
Romulus Pereira.......................            --                 *
Robert Stanton........................          2,000                *
Sam Boyd..............................          1,000                *
Suresh Gopalakrishnan.................            --                 *
Piyush Patel..........................            --                 *
Eric Jaeger...........................            700                *
C. Lee Cox............................            --                 *
Jorge A. del Calvo....................          1,000                *
Christopher Paisley...................          2,000                *
All directors and executive officers
 as a group (9 persons)...............          6,700                *

--------
* represents holdings of less than 1%

   As of June 4, 2001, Silver Lake Partners, L.P. held 4,829,855 shares of our Common Stock and warrants to purchase 90,504 shares of our Common Stock and Silver Lake Investors, L.P. held 138,955 shares of our Common Stock and warrants to purchase 2,604 shares of our Common Stock. Silver Lake Technology Associates, L.L.C. is the sole general partner of Silver Lake Partners, L.P. and Silver Lake Investors, L.P. and, under the limited partnership agreements of Silver Lake Partners, L.P. and Silver Lake Investors, L.P., exercises all voting and dispositive power relating to securities owned by Silver Lake Partners, L.P. and Silver Lake Investors, L.P. Silver Lake Technology Associates, L.L.C. may be considered to beneficially own the shares of our common stock beneficially owned by Silver Lake Partners, L.P. and Silver Lake Investors, L.P.

   Integral Capital Partners SLP, LLC, Glenn H. Hutchins, James A. Davidson and David J. Roux are the managing members of Silver Lake Technology Associates, L.L.C., and may be considered to share beneficial ownership of the shares of our Common Stock beneficially owned by Silver Lake Partners, L.P. and Silver Lake Investors, L.P., although they disclaim this beneficial ownership.

   As of June 4, 2001, Silver Lake Technology Investors, L.L.C. held 106,856 shares of our Common Stock and warrants to purchase 2,002 shares of our Common Stock. Silver Lake Technology Management, L.L.C. is the sole manager of Silver Lake Technology Investors, L.L.C. and, under the limited liability company agreement of Silver Lake Technology Investors, L.L.C., exercises all voting and dispositive power relating to securities owned by Silver Lake Technology Investors, L.L.C. Silver Lake Technology Management, L.L.C. may be considered to beneficially own the shares of our Common Stock beneficially owned by Silver Lake Technology Investors, L.L.C.

   Integral Capital Partners SLP, LLC, Glenn H. Hutchins, James A. Davidson and David J. Roux also are the managing members of Silver Lake Technology Management, L.L.C. and may be considered to share beneficial ownership of the shares of our Common Stock beneficially owned by Silver Lake Technology Investors, L.L.C., although they disclaim this beneficial ownership.

   As of June 4, 2001, Integral Capital Partners V, L.P. held 263,967 shares of our Common Stock and warrants to purchase 4,946 shares of our Common Stock and Integral Capital Partners V Side Fund, L.P. held 3,173 shares of our Common Stock and warrants to purchase 60 shares of our Common Stock. Integral Capital Management V, LLC is the sole general partner of Integral Capital Partners V, L.P. and, under the limited partnership agreement of Integral Capital Partners V, L.P., exercises all voting and dispositive power relating to securities owned by it. Integral Capital Management V, LLC may be considered to beneficially own the shares of our Common Stock beneficially owned by Integral Capital Partners V, L.P.

   ICP Management V, LLC is the sole general partner of Integral Capital Partners V Side Fund, L.P. and, under the limited partnership agreement of Integral Capital Partners V Side Fund, L.P., exercises all voting and dispositive power relating to securities owned by it. ICP Management V, LLC may be considered to beneficially own the shares of our Common Stock beneficially owned by Integral Capital Partners V Side Fund, L.P.

   Pamela K. Hagenah, Glen T. Kacher, Roger B. McNamee, John A. Powell and Neil
R. Strumingher are the managing members of Integral Capital Management V, LLC and ICP Management V, LLC and may be considered to share beneficial ownership of the shares of our Common Stock beneficially owned by Integral Capital Partners V, L.P. and Integral Capital Partners V Side Fund, L.P., although they disclaim this beneficial ownership.

   Pamela K. Hagenah, Roger B. McNamee and John A. Powell are the managing members of Integral Capital Partners NBT, LLC, which is the managing member of Integral Capital Partners SLP, LLC, which, as noted above, is a managing member of Silver Lake Technology Associates, L.L.C. and Silver Lake Technology Management, L.L.C. and may be considered to share beneficial ownership of shares of our Common Stock beneficially owned by Silver Lake Partners, L.P., Silver Lake Investors, L.P. and Silver Lake Technology Investors, L.L.C., although they disclaim this beneficial ownership.

   Based upon these relationships, Silver Lake Technology Associates, L.L.C., Silver Lake Technology Management, L.L.C., Integral Capital Management V, LLC and ICP Management V, LLC may be considered to share beneficial ownership of the shares of our Common Stock beneficially owned by each of them, although they disclaim this beneficial ownership.

   The shares reflected opposite Mr. Patel's name and Mr. Jaeger's name in the table above do not include 92,088,235 shares owned by Cabletron, of which Mr. Patel is the chief executive officer and Mr. Jaeger is an executive vice president.

   We have granted to our executive officers and directors options to purchase an aggregate of 5.1 million shares of our Common Stock with a weighted average exercise price equal to $4.09. None of these options becomes exercisable before 60 days after June 4, 2001, provided that upon a distribution by Cabletron of our Common Stock to its stockholders, options held by Mr. Patel and Mr. Jaeger and by our other directors and executive officers will become exercisable to the extent that they are provisionally vested. Special rules also apply in the event that we are sold or undergo a change of control. Assuming the exercise of these options, these officers and directors would beneficially own 4.6% of our Common Stock. To the extent our executive officers and directors own shares of Cabletron common stock entitled to participate in the distribution, they will participate in the distribution on the same terms as other holders of Cabletron common stock.

 Beneficial Ownership of Cabletron

   The following table sets forth the amount of common stock of Cabletron beneficially owned, directly or indirectly, as of June 4, 2001, by (i) each current director of the Company and each nominee director, (ii) each executive officer of the Company named in the Summary Compensation Table, and
(iii) all directors and executive officers of the Company as a group, and the percentage of the common stock outstanding represented by each such amount. All shares of common stock shown in the table reflect sole voting and investment power except as otherwise noted. The total number of shares of Cabletron common stock outstanding as of June 4, 2001 was 189,352,194.

                                                          Shares of Cabletron
                                                           Beneficially Owned
                                                          --------------------
Name of Beneficial Owner                                   Number   Percentage
------------------------                                  --------- ----------
Romulus Pereira(1).......................................   883,402      *%
Sam Boyd(2)..............................................    35,000      *
Suresh Gopalakrishnan(3).................................    10,000      *
Robert Stanton...........................................       --       *
Piyush Patel(4)..........................................   971,641      *
Eric Jaeger(5)...........................................    30,212      *
C. Lee Cox...............................................       --       *
Jorge A. del Calvo(6)....................................    15,250      *
Christopher Paisley......................................       --       *
All directors and executive officers as a group (9
 persons)................................................ 1,945,505      1%

--------
*  represents holdings of less than 1%
(1) Includes 67,500 shares issuable upon the exercise of options exercisable within 60 days of June 4, 2001 and 509,222 shares held in trust for Mr. Pereira's family.
(2) Includes 35,000 shares issuable upon the exercise of options exercisable within 60 days of June 4, 2001. Mr. Boyd passed away on June 1, 2001. The board of directors of Cabletron has voted to accellerate the vesting of all Cabletron options held by Mr. Boyd upon his death. Such options will be exercisable by Mr. Boyd's executor, administrator or the person or persons to whom the options are transferred by will or the laws of descent and distribution for a one-year period which will expire on the first anniversary of his death.
(3) Includes 10,000 shares issuable upon the exercise of options exercisable within 60 days of June 4, 2001.
(4) Includes 187,500 shares issuable upon the exercise of options exercisable within 60 days of June 4, 2001 and 17,102 shares held in trust for Mr. Patel's children.
(5) Includes 30,212 shares issuable upon the exercise of options exercisable within 60 days of June 4, 2001.
(6) Includes 6,500 shares issuable upon the exercise of options exercisable within 60 days of June 4, 2001 and 4,000 shares held as custodian for Mr. del Calvo's children.

Information with Respect to the Board of Directors and Committee Organization

   During the Company's fiscal year ended March 3, 2001, the Board of Directors of the Company held a total of one meeting and acted by unanimous written consent on twelve occasions. The Company has a standing compensation committee and a standing audit committee.

   In connection with its initial public offering the Company established a compensation committee. The compensation committee consists of Mr. Cox, Mr. del Calvo and Mr. Paisley and is responsible for reviewing and approving the compensation and benefits for the Company's executive officers and administering the Company's 2000 Equity Incentive Plan. A subcommittee consisting of Mr. Cox and Mr. Paisley has been formed for the purpose of granting options to individuals who are subject to Section 16 of the Securities Exchange Act of 1934 and whose compensation is covered by Section 162(m) of the Internal Revenue Code. Additionally, the Board of Directors has delegated to Mr. Pereira, our chief executive officer and a member of our Board of Directors, the authority to grant options to individuals who are not subject to
Section 16 of the Securities Exchange Act of 1934 or whose compensation is not covered by Section 162(m) of the Internal Revenue Code. Mr. Pereira may not grant more than 100,000 options to any individual on an annual basis.

   Until the closing of our initial public offering on February 22, 2001 we were a wholly-owned subsidiary of Cabletron and therefore compensation decisions for fiscal year 2001, which ended on March 3, 2001, were made by Cabletron. Accordingly, neither our compensation committee nor the subcommittee met during fiscal year 2001 and a report of the compensation committee is not included in this Proxy Statement. We expect to include a report of the compensation committee in our Proxy Statement for our 2002 annual meeting.

 AUDIT COMMITTEE REPORT

   The Company established an audit committee in connection with its initial public offering which consists of Mr. Cox, Mr. del Calvo and Mr. Paisley, all of whom are independent as defined under the National Association of Securities Dealers' listing standards. The audit committee is responsible for recommending the independent auditors for approval by the Board of Directors and reviewing the scope, results and costs of the audits and other services provided by the Company's independent accountants. The Board of Directors has adopted a written charter for the audit committee which is attached to this Proxy Statement as Appendix C.

   The audit committee has reviewed our audited consolidated financial statements and discussed such statements with management. The audit committee has discussed with KPMG LLP, our independent accountants during the 2001 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees, as amended).

   The audit committee received from KPMG LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based on the review and discussions noted above, the audit committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 3, 2001, and be filed with the SEC.

   This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Riverstone specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                          Submitted by:

                                          Audit Committee

                                          C. Lee Cox
                                          Jorge A. del Calvo
                                          Christopher Paisley

Director Compensation

   On May 15, 2000, we granted an option to purchase 1.5 million shares of our Common Stock to Mr. Patel and an option to purchase 500,000 shares of our Common Stock to Mr. Jaeger. These options became vested in November 2000 and become exercisable at the earliest to occur of the time at which Cabletron distributes its Riverstone Common Stock to its stockholders, a sale of us, or April 1, 2004. Mr. Patel and Mr. Jaeger are generally restricted from transferring these options and the underlying Common Stock, except for the benefit of some family members. The restrictions on transfer of the underlying shares lapsed for 25% of the shares on April 1, 2001 and lapse for the remaining shares, ratably on a monthly basis through April 1, 2004. If Mr. Patel or Mr. Jaeger ceases to be employed by Cabletron, Aprisma Management Technologies, Inc., GlobalNetwork Technology Services, Inc., Enterasys Networks, Inc., us, or any subsidiary, successor or assign, any restriction not then lapsed would remain until April 1, 2005. The options granted to Mr. Patel and Mr. Jaeger also provide that the restrictions on transfer of the underlying shares will lapse on an accelerated basis for an additional 6.25% of the shares upon a distribution by Cabletron of its Riverstone Common Stock, and for accelerated release of restrictions on underlying shares upon a sale of Riverstone. In specified circumstances involving a substitution of Cabletron options for options to acquire Riverstone Common Stock, the options granted to Mr. Patel and Mr. Jaeger would become immediately exercisable.

   Mr. Cox, Mr. del Calvo and Mr. Paisley each received effective February 23, 2001 options to purchase 60,000 shares of our Common Stock at an exercise price of $12 per share, which is equal to the initial public offering price of our Common Stock. One-third of these options will provisionally vest February 22, 2002, and the remainder will provisionally vest ratably each month over the next two years. Actual vesting of these options is not scheduled to occur earlier than at the end of three years, or if we are sold or undergo a change in control. Vesting would be accelerated if we are sold or undergo a change in control. Additionally, upon an earlier distribution of our stock by Cabletron to its stockholders, options provisionally vested will become actually vested. We also intend to grant an option to purchase 20,000 shares of Common Stock on or about the date of each annual meeting of stockholders, beginning with the 2002 annual meeting, to each individual who will continue to serve as a member of the Board of Directors following that meeting and is not an employee of us, Cabletron or our affiliates.

   We reimburse each member of the Board of Directors for reasonable expenses incurred to attend a meeting of the Board of Directors or any board committee. We also pay cash compensation to members of our Board of Directors who are not employees of us or Cabletron in the amount of $2,000 for each annual meeting attended.

Executive Compensation

   The following table lists the compensation awarded to, earned by, or paid to our chief executive officer and the executive officers who received more than $100,000 in salary and bonus during the fiscal years shown. During our fiscal year ended February 29, 2000, all compensation was paid by Cabletron. During our fiscal year ended March 3, 2001, $23,078 of Mr. Boyd's salary and $32,308 of Mr. Gopalakrishnan's salary was paid by Cabletron. All other compensation relating to Riverstone received by the persons listed below during the fiscal year ended March 3, 2001 was provided by Riverstone.

                                    Annual                            Long-Term
                                 Compensation                       Compensation
                               -----------------              -------------------------
                                                               Shares of    Shares of
                                                               Cabletron    Riverstone
                                                     Other    Common Stock Common Stock
                                                    Annual     Underlying   Underlying   All Other
                          Year  Salary   Bonus   Compensation   Options      Options    Compensation
                          ---- -------- -------- ------------ ------------ ------------ ------------
Romulus Pereira ........  2001 $254,808 $112,875     $--            --      1,500,000      $  --
 Chief Executive          2000  221,538   68,250      --            --            --          333(1)
  Officer, President and
  Director
Robert Stanton(2).......  2001  129,808      --                               600,000      15,000(3)
 Chief Financial Officer
Sam Boyd ...............  2001  207,692   26,000      --            --        345,000
 Executive Vice           2000  182,688   85,106      --         15,000                       583(1)
  President of
  Operations and Quality
Suresh Gopalakrishnan ..  2001  158,462      --       --            --        500,000         --
 Executive Vice           2000   87,231   18,400      --         20,000           --          583(1)
  President of
  Engineering

--------
(1) Represents 401(K) matching payments.
(2) Mr. Stanton began his employment with us in August 2000.
(3) Represents a bonus received upon acceptance of employment.

                                 OPTION TABLES

Option Grants

   The following table sets forth, for applicable executive officers named in the Summary Compensation Table, information regarding individual grants of options made in the last fiscal year, and their potential realizable values.

              Option Grants in the Fiscal Year Ended March 3, 2001

                                                                            Potential Realizable
                                           % of Total                         Value at Assumed
                            Shares of       Options                         Annual Rates of Stock
                           Riverstone      Granted to                        Price Appreciation
                          Common Stock     Riverstone   Exercise             for Option Term(1)
                           Underlying      Employees    or Base  Expiration ---------------------
Name                     Options Granted in Fiscal Year  Price      Date        5%        10%
----                     --------------- -------------- -------- ---------- ---------- ----------
Romulus Pereira.........    1,500,000(2)      4.07%      $3.50    06/07/10  $3,301,697 $8,367,148
Robert Stanton..........      500,000(3)      1.36        3.50    08/10/10   1,100,566  2,789,049
                              100,000(4)       .27        9.50    09/14/10     597,450  1,514,055
Sam Boyd................      300,000(5)       .81        3.50    06/07/10     685,495  1,737,179
                               45,000(5)       .12        9.50    09/14/10     268,853    681,325
Suresh Gopalakrishnan...      400,000(6)      1.08        3.50    06/07/10     880,452  2,231,239
                              100,000(7)       .27        9.50    09/14/10     597,450  1,514,055

--------
(1) These potential realizable values are based on assumed rates of appreciation required by applicable regulations of the SEC. The potential realizable values are not discounted to present value.
(2) The option provisionally vested as to 375,000 shares on April 1, 2001, and will continue to vest provisionally monthly for the remaining underlying shares. Actual vesting of the option is scheduled to occur on June 8, 2004, or if we are sold or undergo a change in control. Additionally, upon an earlier distribution by Cabletron of its Riverstone stock to Cabletron's stockholders, this option will be actually vested and exercisable to the extent it has provisionally vested.
(3) The option will provisionally vest as to 125,000 shares on August 7, 2001, and will continue to vest provisionally monthly for the remaining underlying shares. Actual vesting of the option is scheduled to occur on August 11, 2004, or if we are sold or undergo a change in control. Additionally, upon an earlier distribution by Cabletron of its Riverstone stock to Cabletron's stockholders, this option will be actually vested and exercisable to the extent it has provisionally vested.
(4) The option will provisionally vest as to 25,000 shares on September 15, 2001, and will continue to vest provisionally monthly for the remaining underlying shares. Actual vesting of the option is scheduled to occur on September 15, 2004, or if we are sold or undergo a change in control. Additionally, upon an earlier distribution by Cabletron of its Riverstone stock to Cabletron's stockholders, this option will be actually vested and exercisable to the extent it has provisionally vested.
(5) Mr. Boyd passed away on June 1, 2001. Under the terms of our 2000 equity incentive plan, all options held by him at the time of his death became immediately vested and, to the extent that such options become exercisable within one year of the date of Mr. Boyd's death in accordance with the terms of our 2000 Equity Incentive Plan, may be exercised by his executor, administrator or the person or persons to whom the options are transferred by will or the laws of descent and distribution until the date that is one-year from his death. In any event, the options held by Mr. Boyd at the time of his death terminate on the one-year anniversary of his death
(6) The option provisionally vested as to 100,000 shares on April 1, 2001, and will continue to vest provisionally monthly for the remaining underlying shares. Actual vesting of the option is scheduled to occur on June 8, 2004, or if we are sold or undergo a change in control. Additionally, upon an earlier distribution by Cabletron of its Riverstone stock to Cabletron's stockholders, this option will be actually vested and exercisable to the extent it has provisionally vested.

(7) The option will provisionally vest as to 25,000 shares on September 15, 2001, and will continue to vest provisionally monthly for the remaining underlying shares. Actual vesting of the option is scheduled to occur on September 15, 2004, or if we are sold or undergo a change in control. Additionally, upon an earlier distribution by Cabletron of its Riverstone stock to Cabletron's stockholders, this option will be actually vested and exercisable to the extent it has provisionally vested.

Fiscal Year-End Option Values

   The following table shows information related to the number and value of unexercised options held by each of the persons named in the Summary Compensation Table as of March 3, 2001. The value of in-the-money options represents the positive spread between the exercise price of the stock options and the closing price of our Common Stock as of March 2, 2001, which was $10.50 per share.

                        Aggregated Year-End Option Table

                                                                    Value of
                                      Number of Securities      Unexercised In-
                                     Underlying Unexercised        the-Money
                                           Options at              Options at
                                         March 3, 2001           March 3, 2001
                                     ------------------------- ------------------
                                      Vested      Unvested     Vested  Unvested
                                     ---------- -------------- ------ -----------
Romulus Pereira.....................       --        1,500,000  --    $10,500,000
Robert Stanton......................       --          600,000  --      3,600,000
Sam Boyd............................       --          345,000  --      2,145,000
Suresh Gopalakrishnan...............       --          500,000  --      2,900,000

Compensation Committee Interlocks and Insider Participation

   The members of the compensation committee are set forth under the heading "Information with Respect to the Board of Directors and Committee Organization". There are no members of the compensation committee who were officers or employees of the Company or any of its subsidiaries during the fiscal year, formerly officers of the Company, or had any relationship otherwise requiring disclosure hereunder.

Change of Control Agreements and Arrangements

   Under the terms of options to purchase Cabletron common stock held by our employees, including those named in the Summary Compensation Table, if Cabletron completes the distribution of our Common Stock to its stockholders before February 28, 2002, the portion of all Cabletron options held by our employees that would have vested on or before February 28, 2002 will become immediately vested and exercisable on the date of the distribution and remain exercisable for 90 days. The same acceleration of vesting would apply to any additional stock options that we grant relating to outstanding Cabletron options held by our employees. The acceleration of these additional stock options would result in compensation charges to us.

   Under the terms of our employee stock options, including those granted to persons listed in the summary compensation table, if we undergo a change in control, the portion of our options that have become provisionally vested and exercisable, and the portion that would have become vested and exercisable, or provisionally vested and exercisable, during the ten months following the change of control, will become immediately vested and exercisable.

   The Company has a change in control plan in which Mr. Pereira and other key employees, including Messrs. Stanton and Gopalakrishnan, may participate. This plan provides that, if a participant's employment is terminated for reasons defined to be without cause or by the participant for reasons defined to be valid under the plan during the 18-month period following the date the Company undergoes a change in control or the date of a Cabletron change in control which occurs before Cabletron's distribution of the Company's Common

Stock to its stockholders or a sale of all or substantially all of Cabletron's stake in the Company by Cabletron to an unrelated person or group, the participant will receive severance pay from the Company in an amount equal to the sum of:

  . the participant's annual base salary at the rate in effect immediately before the date of termination or immediately before the change in control, whichever is higher; plus

  . an amount equal to the highest aggregate amount of bonus paid to the participant in cash in any one of the three most recent fiscal years ended before the termination or the target incentive bonus for the fiscal year in which the change in control occurs, whichever is higher; plus

  . a pro-rated portion of the participant's target incentive bonus for the fiscal year in which the termination occurs, adjusted for periods for which the participant has already been paid amounts under the incentive bonus arrangement.

   The plan also provides that, if during the 18-month period following the date the Company undergoes a change in control, a participant's employment is terminated for reasons defined to be without cause or by the participant for reasons defined to be valid under the plan, the vesting of the participant's Riverstone options will be adjusted as follows:

  . The portion of Riverstone options held by the participant that has become provisionally vested and exercisable on the date of termination of employment, and the portion that would have become provisionally vested and exercisable during the seven months following the participant's termination of employment, will become immediately vested and exercisable for a period of 90 days. This accelerated vesting is separate from the ten-month acceleration provided for under the Company's 2000 Equity Incentive Plan.

   The plan also provides that if during the 18-month period following a change in control of Cabletron, a participant's employment is terminated for reasons defined to be without cause or by the participant for reasons defined to be valid under the plan, the vesting of the participant's Riverstone options will be adjusted as follows:

  . The portion of Riverstone options that has become provisionally vested and exercisable on the date of the termination of employment, and the portion that would have become provisionally vested and exercisable during the 12 months following the participant's termination of employment, will become immediately vested and exercisable for a period of 90 days.

   Cabletron also has a change in control plan in which Mr. Pereira is a participant. If Mr. Pereira's employment is terminated for reasons defined to be without cause or he terminates his employment for reasons defined to be valid under the arrangement during the 18-month period following a change in control of Cabletron which occurs before Cabletron's distribution of the Company's Common Stock to its stockholders or a sale of all or substantially all of Cabletron's stake in the Company by Cabletron to an unrelated person or group, the vesting of his Cabletron options will be adjusted as follows:

  . The portion of Mr. Pereira's Cabletron options that would have become vested and exercisable, computed on a daily vesting basis, during the 18 months following his termination of employment will become immediately vested and exercisable for a period of 90 days.

   Under these change in control arrangements, for one year following a covered termination of employment, a participant will be entitled to continue to participate in medical, dental and life insurance plans. These change in control arrangements further provide for a gross-up payment which will apply if amounts paid to a participant would be effectively reduced by a federal excise tax on excess parachute payments. In that instance, a participant will be entitled to receive additional cash so that the participant will have received the amount that the participant would have received in the absence of any parachute tax after the participant has paid the parachute taxes.

   A change in control of Cabletron under its plan generally includes:

  . a person or group becoming the beneficial owner of 30% or more of the voting power of Cabletron's securities or 30% or more of its common stock;

  . continuing directors cease to constitute a majority of the Cabletron board;

  . a consolidation, merger or other reorganization or sale or other disposition of all or substantially all of Cabletron's assets, other than defined transactions; or

  . approval by the stockholders of a complete liquidation or dissolution of Cabletron.

Generally, any of the four events listed above will be considered a change in control of Cabletron for purposes of our change of control plan if it occurs before:

  . the distribution of our Common Stock by Cabletron to its stockholders; or

  . a sale by Cabletron of all or substantially all of its stake in us to an unrelated person or group.

   Under the Company's change in control plan, it will be considered to have undergone a change in control, in general, if, before a distribution of its stock by Cabletron to its stockholders, Cabletron sells all or substantially all of its stake in the Company to an unrelated person or group. The Company will similarly be considered to have undergone a change in control under that same agreement if, after distribution of its stock by Cabletron to its stockholders:

  . a person or group becomes the beneficial owner of 30% or more of the voting power of the Company"s securities or 30% or more of our Common Stock;

  . continuing directors cease to be a majority of the Company"s board;

  . a consolidation, merger or other reorganization or sale or other disposition of all or substantially all of the Company"s assets occurs, other than defined transactions; or

  . the Company"s stockholders approve our complete liquidation or dissolution.

      PROPOSAL 2: APPROVAL OF AMENDMENT TO 2000 EQUITY INCENTIVE PLAN AND
                         ADOPTION OF PLAN AS SO AMENDED

   The Company's stockholders are being asked to approve an amendment to our 2000 Equity Incentive Plan which will increase the number of shares reserved under the plan to 50 million and add an automatic share increase provision to the plan, and to adopt the plan as so amended. Pursuant to the automatic share increase provision, the number of shares of common stock available for issuance under the 2000 Equity Incentive Plan will automatically increase on the first day of the Company's fiscal year by an amount equal to five percent (5%) of the total number of shares of common stock outstanding on the last trading day in the immediately preceding fiscal year. However, in no event shall any such annual increase exceed 10,000,000 shares, as adjusted from time to time to reflect any subsequent stock dividends, stock splits or combinations of shares, recapitalizations or other changes in our capitalization, other than normal cash dividends. The automatic share increase provision will be in effect from its approval by our stockholders through the expiration of our 2006 fiscal year.

   The proposed increase in the number of shares reserved under our 2000 Equity Incentive Plan and the proposed automatic increase provision will assure that a sufficient reserve of common stock is available under our 2000 Equity Incentive Plan to attract and retain the services of key employees and other persons essential to the Company's long-term growth and success. The amendment to our 2000 Equity Incentive Plan for which stockholder approval is currently sought was adopted by our Board of Directors on June 18, 2001.

   The following is a summary of the principal features of our 2000 Equity Incentive Plan, a copy of which is set forth in Appendix A to this Proxy Statement.

General

   Our Board of Directors and Cabletron, our sole stockholder at the time of the adoption of our 2000 Equity Incentive Plan, have adopted and approved the 2000 Equity Incentive Plan. Our 2000 Equity Incentive Plan provides for the grant of awards to our employees, directors and other providers of services to us, our affiliates and our subsidiaries. Our plan also permits the grant of awards to individuals who, at the time of a distribution by Cabletron of our common stock to its stockholders, are holding options to acquire stock of Cabletron. Awards under the 2000 Equity Incentive Plan may consist of incentive and non-qualified stock options, restricted and unrestricted stock awards, stock appreciation rights, deferred stock awards, performance awards, other stock-based awards, loans and supplemental grants. As of the date of this Proxy Statement, the only awards that have been granted under the plan are stock options.

   In adopting the 2000 Equity Incentive Plan, we seek to advance the interests of our business by enhancing our ability to attract and retain employees and other individuals or entities who are in a position to make significant contributions to the success of us and our subsidiaries.

   We currently have reserved 45,000,000 shares of our common stock for issuance under our 2000 Equity Incentive Plan. If the proposed amendment to our 2000 Equity Incentive Plan is approved, this number will be increased to 50,000,000 shares and subsequently will automatically increase in each of the next four fiscal years on the first day of the Company's fiscal year by an amount equal to five percent (5%) of the total number of shares of common stock outstanding on the last trading day in the immediately preceding fiscal year, provided that such annual increase shall not exceed 10,000,000 shares. As of June 4, we had outstanding options to purchase 36,011,610 shares of our common stock.

   Under our 2000 Equity Incentive Plan, no participant may be granted stock appreciation rights or options to purchase more than 8,500,000 shares of common stock in any calendar year. Also, no more than 5,000,000 shares may be awarded to any participant as a stock-based performance award in any three-year period, and no more than $5 million may be paid to any participant for any year under a cash performance award. If a stock dividend, stock split or combination of shares, recapitalization or other change in our capitalization or other distribution to holders of our stock occurs, other than normal cash dividends, adjustments will be made to the maximum number of shares that may be delivered under the plan and to the relevant provisions of outstanding awards.

Administration of the 2000 Equity Incentive Plan

   The administration of our 2000 Equity Incentive Plan has been delegated to the compensation committee of our Board of Directors. The committee will have the authority to grant awards, determine award terms, amend or cancel awards subject to the consent of the holder if the change would adversely affect his rights, and generally to interpret, administer, and decide disputes under the plan. A sub-committee consisting of Mr. Cox and Mr. Paisley has been formed for the purpose of granting options to individuals subject to Section 16 of the Securities Exchange Act of 1934 and whose compensation is covered by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board of Directors has also delegated to Mr. Pereira, our chief executive officer and a member of our Board of Directors, the authority, in addition to the general authority of the committee, to grant options to individuals who are not subject to Section 16 of the Securities Exchange Act of 1934 or whose compensation is not covered by Section 162(m) of the Code. Mr. Pereira may not grant more than 100,000 options to any individual on an annual basis.

   The committee will, as appropriate, adjust the maximum number of shares that may be delivered under the plan and other terms, such as the exercise price, of an award to reflect a stock split, stock dividend or similar event. The committee may also make adjustments to reflect a material change in law or accounting practices, other distributions to stockholders, excluding normal cash dividends, or other corporate transactions.

   We have the right to amend or terminate the 2000 Equity Incentive Plan. However, under the transformation agreement among us, Cabletron, Aprisma, Enterasys and GNTS, until our distribution, we may not, without the prior written approval of Cabletron, amend our 2000 Equity Incentive Plan or any awards issued under it, or issue or grant any rights to purchase any equity or other securities other than options under our 2000 Equity Incentive Plan.

Terms of Stock Options

   Stock options granted under the 2000 Equity Incentive Plan may be either incentive stock options, as defined in the Code, or nonstatutory stock options. Subject to a maximum ten-year term, the Board of Directors or committee will determine the exercise terms of stock options. Unless otherwise permitted by the Board of Directors or committee, stock options granted under the 2000 Equity Incentive Plan may not be transferred except at death. The exercise price of each option intended to qualify as an incentive stock option will not be less than 100% of the fair market value of the stock upon the date of the option grant as determined by the Board of Directors or committee. Generally, if an option holder's service relationship with us terminates, any unvested stock options granted under our 2000 Equity Incentive Plan that are then held by the option holder will expire and any vested portion will remain exercisable for an additional 90 days. The Board of Directors or committee has the discretion to make a different determination about a terminated option holder's stock options. Additionally, there are special acceleration rules in the plan that apply to the treatment of stock options upon the death of the option holder.

Performance Awards

   The committee may, at the time of grant of an award under our 2000 Equity Incentive Plan, impose a condition that performance goals must be met prior to the grantee's realization of any vesting, payment or benefit under the award. In addition, the committee may make awards entitling the grantee to receive an amount in cash upon attainment of specified performance goals (a "cash incentive"). Any award or cash incentive made subject to performance goals as described in the preceding two sentences shall be a "performance award". Performance awards may consist of awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, other than options or stock appreciation rights intended to qualify for such exception by reason of the special rules under Section 162(m) of the Code applicable to stock options and stock appreciation rights granted at an exercise price not less than fair market value on the date of grant ("qualified performance awards"), or awards that either are not intended to so qualify or are options or stock appreciation rights intended to qualify for such exception by reason of the special rules under Section 162(m) of the Code applicable to stock options and stock appreciation rights granted at an exercise price not less than fair market value on the date of grant. The committee will determine the performance measures, the period or periods during which performance is to be measured and all other terms and conditions applicable to the performance award.

The performance measures to which a performance award is subject may be related to personal performance, corporate performance, departmental performance or any other category of performance established by the committee. In the case of a qualified performance award, payment under the award must be conditioned on the satisfaction of one or more "qualified performance measures" pre-established by the committee in accordance with the rules under Section 162(m) of the Code and on certification (within the meaning of the rules under Section 162(m) of the Code) by the committee that such measure or measures have been met or exceeded. For this purpose, a qualified performance measure is an objectively determinable measure of performance based on any one or more of the following (on a consolidated, divisional, subsidiary, line of business or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; inventory level or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; or any combination of the foregoing; or
(ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A qualified performance measure and targets with respect thereto determined by the committee need not be based upon an increase, a positive or improved result or avoidance of loss. The maximum number of shares of stock subject to performance awards awarded to any grantee in any three-calendar-year period shall be 5,000,000 shares. The maximum amount payable under cash incentives to any grantee for any year shall be $5,000,000.

Provisions Related to the Distribution and to a Change in Control

   The 2000 Equity Incentive Plan contains special rules in anticipation of a possible distribution of our stock by Cabletron to its stockholders. Consistent with these rules, we have granted stock options to our employees and others, and may grant additional stock options in the future, that provide generally for provisional vesting of 25% of the shares after one year and for monthly provisional vesting over the next three years for the remainder. Actual vesting of these options is not scheduled to occur earlier than at the end of four years from the date of grant, or if we are sold or undergo a change in control. If we are sold or undergo a change in control, vesting would also accelerate by ten months. Additionally, upon an earlier distribution of our stock by Cabletron to its stockholders, options provisionally vested will become actually vested.

   We have agreed with Cabletron that upon a distribution of our stock by Cabletron to its stockholders, we will grant to the then holders of Cabletron stock options granted in connection with the provision of services additional options under our 2000 Equity Incentive Plan. The same distribution ratio of our shares to Cabletron shares that applies in Cabletron's distribution to its stockholders will be used to determine the number of our shares that will be subject to the additional options that we will grant to holders of Cabletron options. The exercise price of the Cabletron options will be adjusted after the distribution, and we will determine the exercise price of our additional options, so that:

  . the aggregate amount of intrinsic value, that is, the difference between exercise price and the underlying stock value, in the two options after the distribution does not exceed the intrinsic value in the Cabletron options before the distribution; and

  . the ratio of the exercise price for each option to the market value for each share, if possibly consistent with the foregoing, substantially the same as, but in no event more favorable to the option holder, the ratio that existed in the Cabletron option before the distrubtion.

   Our additional options will have the same vesting and exercisability provisions as the Cabletron options to which they relate, although special rules will apply if we are sold or involved in a merger. The same program of additional option grants applies to Aprisma, Enterasys and GNTS if Cabletron distributes to its stockholders its shares of stock in those companies. Our 2000 Equity Incentive Plan also provides that if Cabletron determines not to pursue a distribution of our stock to its stockholders, Cabletron may provide for stock options and awards in substitution for outstanding options and awards under our 2000 Equity Incentive Plan.

   Under the terms of options to purchase Cabletron common stock held by our employees, including those named in the summary compensation table, if Cabletron completes the distribution of our common stock to its stockholders before February 28, 2002, the portion of all Cabletron options held by our employees that would have vested on or before February 28, 2002 will become immediately vested and exercisable on the date of the distribution and remain exercisable for 90 days. In addition, for those employees with Cabletron options whose first vesting date is after February 28, 2002, Cabletron has voted to treat those options as if they were subject to quarterly vesting during the first year after the date of grant and accelerate the vesting of those options to the extent the deemed quarterly vesting dates would have occurred on or before February 28, 2002. The same acceleration of vesting would apply to any additional stock options that we grant relating to outstanding Cabletron options held by our employees. The acceleration of these additional stock options would result in compensation charges to us.

   Under the terms of our employee stock options, including those granted to persons listed in the summary compensation table, if we undergo a change in control, the portion of our options that have become provisionally vested and exercisable, and the portion that would have become vested and exercisable, or provisionally vested and exercisable, during the ten months following the change of control, will become immediately vested and exercisable.

Federal Income Tax Considerations

   The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the 2000 Equity Incentive Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2000 Equity Incentive Plan, nor does it cover state, local or foreign taxes.

   Incentive Stock Options ("ISOs"). In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

   Nonstatutory Options ("non-ISOs"). In general, in the case of a non-ISO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which the Company is not entitled to a deduction.

   In the event of a change in control of the Company, certain payments in the nature of compensation to certain individuals, if contingent on the change in control, could be nondeductible to the Company and subject to an additional 20% tax. Awards under the 2000 Equity Incentive Plan that are made or that vest or become payable in connection with a change in control may be required to be taken into account in determining whether these penalties apply.

   Under Section 162(m) of the Code, certain remuneration in excess of $1,000,000 may be nondeductible if paid by a publicly traded corporation to any of its chief executive officer or other four most highly compensated officers. Stock options that are granted under a stockholder-approved plan and qualify as "performance-based compensation" are exempt from Section 162(m). Option awards under the 2000 Equity Incentive Plan are intended to be eligible for exemption from the Section 162(m) deduction limit.

   Stockholder approval of the 2000 Equity Incentive Plan is required in order to assure that future awards under the plan will qualify as performance based compensation for purposes of Section 162(m) of the Code.

              PROPOSAL 3: ADOPTION OF EMPLOYEE STOCK PURCHASE PLAN

General

   Our Board of Directors adopted our Employee Stock Purchase Plan on June 18, 2001, subject to stockholder approval. The purpose of our Employee Stock Purchase Plan is to enable eligible employees of Riverstone and its designated subsidiaries to acquire an interest in the Company by purchasing shares of our common stock through payroll deductions.

   The Employee Stock Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

Summary of Provisions of our Employee Stock Purchase Plan

   Administration. Our Employee Stock Purchase Plan will be administered by our Board of Directors, which will have the right to determine any matters which may arise regarding the interpretation and application of the provisions of the Employee Stock Purchase Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable. The Board of Directors may delegate any of its administrative responsibilities under the Employee Stock Purchase Plan.

   Available Shares. Subject to appropriate adjustment for stock dividends, stock splits or combinations, recapitalizations and the like, the maximum number of shares of common stock that may be delivered pursuant to the exercise of options granted under our Employee Stock Purchase Plan is 1,000,000 shares plus an additional 500,000 shares effective as of the first day in each of our fiscal years ending 2003 through 2006. The stock to be delivered under our Employee Stock Purchase Plan may be either shares of authorized but unissued common stock or shares of reacquired common stock, as the Board of Directors may determine.

   Eligibility. All employees of the Company and any subsidiary of the Company that is designated by the Board of Directors are eligible to participate in our Employee Stock Purchase Plan. However, no employee who owns or holds options to purchase, or as a result of his or her participation in the Employee Stock Purchase Plan would own or hold options to purchase, 5% or more of the Company's common stock may participate in the Employee Stock Purchase Plan.

   Participation. Participation in our Employee Stock Purchase Plan is completely voluntary. Unless changed by the Board of Directors and except for the first option period, each offering of common stock under our Employee Stock Purchase Plan will be for a period of six months, with a new offering commencing every six months. If the Employee Stock Purchase Plan is approved by the Company's stockholders, the first option period will commence on the first day of the month coinciding with or next following the date on which Cabletron distributes to its stockholders the shares of Riverstone held by it and will end on the last day of December or June next following the beginning of the option period. The second option period will commence on the January 1 or July 1 next following the first date of the first option period, and subsequent option periods will commence at six-month intervals (i.e., on July 1 or January
1) thereafter.

   Participation in the Employee Stock Purchase Plan is limited to eligible employees who authorize payroll deductions pursuant to the Employee Stock Purchase Plan. At present, payroll deductions may not exceed 10% of an employee's base cash compensation plus sales commissions. All amounts deducted in accordance with a participant's payroll deduction authorization will be credited to a non-interest bearing withholding account maintained on our books in the participant's name. A participant may change the percentage level of payroll deductions for a future option period and once during any option period may reduce future deductions for that period.

   Purchase Price. Options under our Employee Stock Purchase Plan are granted on the first day of the option period and are exercised on the last day of the option period. The purchase price of common stock issued pursuant to the exercise of an option under our Employee Stock Purchase Plan will be 85% of the fair market value of our common stock on either the date of grant of the option or the date on which the option is exercised, whichever is less. The closing price of our common stock as reported on the Nasdaq National Market on June 18, 2001 was $17.85 per share.

   Purchase of Shares. The number of shares of common stock a participant purchases for any option period is determined by dividing the total number of payroll deductions withheld from the participant's compensation by the purchase price per share. Participants may not purchase shares of common stock having a fair market value (determined at the time of grant of the option) exceeding $25,000 in any calendar year. Our Board of Directors may impose additional limits for any option period.

   Withdrawal from Participation. A participant may at any time prior to exercise cancel all (but not less than all) of his or her options by written notice delivered to the Company. Upon such cancellation, the balance in the participant's withholding account will be returned to the participant. Additionally, a participant may terminate his or her payroll deduction authorization as of any date by written notice delivered to the Company prior to such date. A participant who voluntarily terminates his or her payroll deduction authorization prior to the last day of an offering period will be deemed to have canceled all of his or her options then outstanding.

   Termination of Employment. Upon the termination of a participant's employment with the Company for any reason other than death, the participant will cease to be a participant, any option held under the Employee Stock Purchase Plan will be deemed canceled, the balance in the participant's withholding account will be returned, and the participant will have no further rights under the Employee Stock Purchase Plan. If a participant's employment with the Company terminates by reason of death, the participant may elect to have his or her option exercised for the benefit of a beneficiary.

   Amendment and Termination. Riverstone reserves the right at any time to amend the Employee Stock Purchase Plan in any manner it may deem advisable, by vote of the Board of Directors; provided, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code will have no effect unless approved by the stockholders of Riverstone within twelve months before or after its adoption.

   The Employee Stock Purchase Plan may be suspended or terminated at any time by the Board of Directors. In connection therewith, the Board of Directors may either cancel outstanding options or continue them and provide that they will be exercisable either at the end of the current offering period or on such earlier date as the Board of Directors may specify.

Federal Income Tax Considerations

   The following summary description is limited to the principal U.S. federal income tax consequences under current law of participation in the Employee Stock Purchase Plan, and does not attempt to describe all possible tax consequences.

   The Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under the rules applicable to employee stock purchase plans that so qualify, a participant will realize no income either upon the grant or upon the exercise of an option awarded under the Employee Stock Purchase Plan, although amounts withheld from the participant's pay to be applied toward the exercise of the option will be taxable to the participant. Upon any disposition by the participant of shares acquired upon exercise of an Employee Stock Purchase Plan option, if such disposition occurs at least two years after the date of the option grant, or if the participant dies at any time while holding the shares, ordinary income will be recognized equal to the lesser of (a) the excess of the fair market value of the shares at the time of disposition or death over the purchase price, or (b) 15% of the fair market value of the shares on the date of grant of the option. Any additional gain recognized in such a disposition will be taxable as long-term capital gain. If the participant sells or otherwise disposes of the shares prior to expiration of the two-year period (a "disqualifying disposition"), he or she will recognize ordinary income equal to the amount by which the fair market value of the stock on the date the option was exercised exceeded the exercise price. Any additional gain, or any loss, recognized in the disposition will be taxable as a capital gain or loss, long-term or short-term depending on the participant's holding period in the shares.

   A deduction will be available to us with respect to any ordinary income realized by a participant in a disqualifying disposition of shares acquired under the Employee Stock Purchase Plan.

                               OTHER INFORMATION

  RELATIONSHIPS WITH CABLETRON AND ITS AFFILIATES AND THE STRATEGIC INVESTORS

Arrangements Between Riverstone and Cabletron and its Affiliates

   Effective as of June 3, 2000, Cabletron transferred a substantial portion of its operating assets and related liabilities to its subsidiaries, Riverstone, Aprisma Management Technologies, Inc. ("Aprisma"), GlobalNetwork Technology Services, Inc. ("GNTS") and Enterasys Networks, Inc. ("Enterasys"). Aprisma is focused on delivering infrastructure management software for enterprise and service provider customers. Enterasys is a provider of network solutions for electronic-business applications, global service and support, focused on serving enterprise customers. GNTS provides professional networking consulting primarily related to the design, performance, management and security of complex networks. Before the separation, Cabletron conducted these businesses through various divisions and subsidiaries.

   We have provided below a summary of the transformation agreement, by and among us, Cabletron, Aprisma, Enterasys and GNTS and the principal related agreements. The following description, which summarizes the material terms of these agreements, is not complete. If you wish to read the full text of these agreements, they have been filed with the SEC as exhibits to Riverstone's Registration Statement on Form S-1 and may be found on the SEC's Web site located at http://www.sec.gov.

 The Separation

   Our separation from Cabletron was completed on August 28, 2000. The transformation agreement contains provisions relating to our separation from Cabletron and the separation of Aprisma, Enterasys and GNTS from Cabletron. An asset contribution agreement between us and Cabletron governed the terms of the transfer to us of assets and liabilities from Cabletron relating to our business. Cabletron, Aprisma, Enterasys, GNTS and we have also delivered agreements governing relationships among us following our separation date. The ancillary agreements to which we are party include:

  .  commercial agreements between us and Aprisma, Enterasys and GNTS;

  . a tax sharing agreement between us, Cabletron, Aprisma, Enterasys and GNTS; and

  .  a services agreement between us and Cabletron.

These agreements are described more fully below.

 Transformation Agreement

   The transformation agreement contains key provisions relating to the potential distribution of our shares and the potential offerings and distribution of shares of Aprisma, Enterasys and GNTS. The transformation agreement also contains covenants among Cabletron, Aprisma, Enterasys, GNTS and us relating to the relationships among the parties.

   The Distribution. On March 28, 2001, Cabletron received a private letter ruling from the Internal Revenue Service that the distribution of Cabletron's shares of our Common Stock to Cabletron's stockholders will be tax-free to Cabletron and its stockholders. The private letter ruling is subject to potential amendments and to compliance with representations made by Cabletron to the Internal Revenue Service. Cabletron will not be able to rely on the ruling if any of the representations or assumptions on which the ruling is based are, or become, incorrect or untrue in any material respect. The transformation agreement provides that Cabletron shall, in its sole and absolute discretion, determine whether to make a distribution of our stock and the terms and conditions of the distribution.

   We will prepare an information statement with Cabletron and send it to Cabletron stockholders before the distribution becomes effective. The information statement will inform the stockholders of the distribution and its specifics.

   Information Exchange. We and the other parties to the transformation agreement have agreed to share information with each other for a variety of purposes, unless the sharing would be commercially detrimental. We have agreed with these parties that:

  . until our distribution, we and Cabletron will provide to one another any information requested by the other party for specified purposes, including the need to comply with various reporting and disclosure requirements, for use in preparing financial statements, or involving the party's ongoing business;

  . after our distribution, we will each use reasonable commercial efforts to make available to each other party to the transformation agreement personnel and agents who may be used as witnesses in, and documents which may reasonably be required in legal, administrative or other proceedings; and

  . each party will use reasonable commercial efforts to retain records that might be reasonably required by any other party to the transformation agreement.

   Auditing Practices. So long as Cabletron is required to consolidate our results of operations and financial position, we have agreed to cooperate with Cabletron in the preparation of audited financial statements and the clearance of quarterly financial statements. We have agreed that, during this period, we will not select a different independent accounting firm from that used by Cabletron without Cabletron's consent. We have also agreed to use best efforts to enable our auditors to date their opinion on our audited annual financial statements on the same date as Cabletron's auditors date their opinion on Cabletron's financial statements.

   Confidentiality. The transformation agreement provides that each party agrees not to disclose confidential information of any other party except in specific circumstances. We have also agreed not to use this information in violation of any use restrictions in any of the other written agreements among us.

   Employee Confidentiality Agreements. The transformation agreement provides that any agreement relating to confidentiality, non-disclosure or non-competition obligations of a current or former employee of Cabletron and its affiliates transferred to us as part of our separation from Cabletron will remain in full force. Cabletron has assigned to us a right to separately enforce these agreements, provided that we may not begin legal action without Cabletron's consent. We have agreed to use reasonable commercial efforts to cause our executives to enter into new confidentiality agreements.

   Covenant Not to Sue. The transformation agreement provides that we, Enterasys, Aprisma and GNTS will not sue one another for the use in the product segments in which we each focus of any assets, including intellectual property assets, contributed to us by Cabletron.

   Cabletron Guidelines. We have agreed that, until our distribution, we will be subject to general Cabletron oversight and Cabletron's corporate guidelines. We have agreed that until our distribution, without Cabletron's approval, we will not:

  . amend our by-laws, our 2000 Equity Incentive Plan or any awards issued under our 2000 Equity Incentive Plan;

  . issue or grant any rights to purchase any equity or other securities other than options under our 2000 Equity Incentive Plan;

  .  grant any rights to serve on our Board of Directors; or

  . make any significant changes in our accounting or financial reporting policies.

   Expenses. We are responsible for any internal fees, costs and expenses incurred for the separation, our recent initial public offering and our distribution. We have agreed to bear our proportionate share of any of these fees, costs and expenses incurred by Cabletron.

   Dispute Resolution. If problems arise between us and Cabletron or any other parties to the transformation agreement under the transformation agreement or related agreements, we have agreed to make a good faith effort to first resolve the dispute through negotiation by senior executives. If the negotiations fail, the parties shall submit the dispute to binding arbitration. In certain circumstances, an executive officer of Cabletron may act as the arbitrator. A party to the dispute may also seek injunctive relief from a court of competent jurisdiction before negotiation or arbitration to prevent serious and irreparable injury to one of the parties or to others.

   Non-Solicitation of Employees. We and Cabletron have each agreed not to solicit or recruit employees of the other party directly without the other's consent for two years after our separation date. We, Aprisma, Enterasys and GNTS have agreed not to solicit or recruit each other's employees directly without consent for the longer of two years after our separation date and the date on which either we or the other party ceases to be a majority-owned subsidiary of Cabletron. This prohibition does not apply to general recruitment efforts carried out through public or general solicitation.

   Allocation of Assets and Liabilities. We have agreed that Cabletron may, in its sole discretion, retain, allocate or reallocate to us or to other parties to the transformation agreement any assets and liabilities, including general corporate liabilities, of Cabletron, or terminate the transformation agreement or any ancillary agreement, to:

  . facilitate a tax-free distribution by Cabletron of shares of the capital stock of us or another party to the transformation agreement;

  .  comply with financial or regulatory reporting requirements; or

  .  facilitate the transactions considered by the transformation agreement.

   Indemnification Matters. Cabletron has agreed to indemnify us, our directors, officers and subsidiaries from and against all losses resulting from:

  . the failure of any of the parties to comply with bulk transfer laws relating to our separation; and

  . the conduct by Cabletron, after our separation date, that does not relate to our business or the business of Aprisma, Enterasys or GNTS.

This indemnification does not apply to losses related to income taxes and payroll taxes governed by the tax sharing agreement.

   We have agreed to indemnify Cabletron and its directors, officers and affiliates, and Aprisma, Enterasys and GNTS and their directors, officers and affiliates, from and against all losses from:

  . liabilities assumed by us under the asset contribution agreement or assigned to us under the transformation agreement, and liabilities arising out of our operations;

  . the nonfulfillment of any agreement or covenant by us contained in the transformation agreement or the asset contribution agreement and some related instruments; and

  .  the conduct of our business after our separation date.

 Asset Contribution Agreement

   The asset contribution agreement identifies the assets that Cabletron has transferred to us and the liabilities that we have assumed in the separation. As consideration for these assets and liabilities transferred to us, we issued to Cabletron 92,088,135 shares of convertible preferred stock. In connection with our initial public offering, these shares of convertible preferred stock were converted into 92,088,135 shares of our Common Stock.

   Asset Transfer. The asset contribution agreement provides that Cabletron will transfer to us, and cause all of its direct and indirect subsidiaries other than subsidiaries that will be transferred to us, to transfer to us specified assets not already held by us. These assets include:

  . all tangible personal property used primarily by our business at our separation date;

  . all inventory relating to the products of our business at our separation date;

  .  all capital stock of specified subsidiaries of Cabletron;

  . all accounts receivable, including receivables from Cabletron and its affiliates, and prepaid expenses relating primarily to our business at our separation date;

  . an intercompany cash account to be maintained and administered by Cabletron;

  .  rights under permits;

  . rights relating to third party computer applications, programs, other software and design tools used by our business at our separation date;

  . all rights relating to intellectual property in our products except for specified intellectual property relating to ASICs manufactured by NEC that are common to us and Enterasys, other than registered intellectual property and applications;

  . all rights to specified registered intellectual property and applications;

  . all rights to an undivided, joint ownership interest in specified intellectual property relating to ASICs manufactured by NEC that are common to us and Enterasys;

  . all rights, excluding intellectual property rights and real property rights, under contracts used primarily by our business at the separation date;

  . claims and rights of recovery, set-off and recoupment that relate primarily to our business;

  . all customer lists and supplier lists used primarily by our business at the separation date;

  . all accounting and other books, records and files used primarily by our business at the separation date;

  . tax attributes for property taxes, sales and use taxes and franchise taxes that relate primarily to our business and, as provided in the tax sharing agreement, tax attributes relating to income and payroll taxes that relate to our business or are otherwise allocated to us; and

   . other assets allocated to us under the transformation agreement.

   Excluded Assets. The asset contribution agreement excludes some assets from those transferred to us. These assets include the assets transferred to Aprisma, Enterasys or GNTS under their asset contribution agreements with Cabletron.

   Assumption of Liabilities. Effective on our separation date, we agreed to assume all liabilities of Cabletron and its direct and indirect subsidiaries that related primarily to our business or the assets contributed to us under the asset contribution agreement, except as otherwise expressly provided in the asset contribution agreement. These liabilities include:

  . all liabilities as of our separation date for intercompany payables and accrued expenses, including legal and accounting expenses that relate primarily to our business;

  . all liabilities as of our separation date for unpaid taxes that relate primarily to our business or are otherwise allocated to us under the tax sharing agreement;

  . all liabilities relating to or arising out of contracts assigned to us by Cabletron;

  . all liabilities relating to or arising out of services performed or products manufactured or sold in the conduct of our business;

  . all liabilities relating primarily to our business arising from any action or threatened action;

  . all liabilities relating primarily to our business for noncompliance with any legal requirements;

  .  all employee-related liabilities that relate primarily to our business;
     and

  .  liabilities allocated to us under the transformation agreement.

   Excluded Liabilities. The asset contribution agreement also provides that we shall not assume liabilities for accounts payable to third parties, other than Cabletron and its affiliates, or for deposits held by Cabletron or its affiliates for the account of third parties as of our separation date that arise out of our business.

   No Warranties. The asset contribution agreement provides that any assets contributed to us by Cabletron are without any warranties.

   Delayed Transfers. If it is not practicable to transfer specified assets and liabilities on our separation date, the asset contribution agreement provides that these assets and liabilities will be transferred after our separation date.

   Mistaken Assignments and Assumptions. The asset contribution agreement provides that if we or Cabletron discover that assets or liabilities were mistakenly transferred to us or retained by Cabletron, we will cooperate in good faith to fix the mistake.

   Intercompany Account. We maintain an intercompany account with Cabletron, which Cabletron administers under our services agreement. Cabletron contributed cash to the balance of this intercompany account so that our net working capital as of June 3, 2000, assuming our separation occurred on that date, was $60,000,000.

 Commercial Agreements with Other Subsidiaries

   We have entered into individual commercial agreements with Enterasys, Aprisma and GNTS. These agreements establish the prices and other terms and conditions under which we will provide and obtain products and services to and from these parties. These agreements terminate in three years or, if earlier, when a new agreement is entered into between the parties.

   Our agreement with Enterasys, dated June 3, 2000, includes:

  . cross-manufacturing licenses to allow each company to manufacture some products of the other;

  . cross-marketing and sales arrangements under which Enterasys and we may purchase products of the other for resale to our customers, with Enterasys acting as our sales agent in international markets and with us receiving a referral fee on sales of some Enterasys products;

  . arrangements under which Enterasys will provide services on Enterasys and Riverstone products sold by us;

  . arrangements under which we will provide services on some smart switch router products sold by Enterasys; and

  . an arrangement under which Enterasys will pay us a referral fee for sales of Enterasys training services to our customers.

   Our agreement with Aprisma, dated June 3, 2000, provides terms and conditions relating to:

  . Aprisma's purchase of our products for its product development and other internal uses;

  . Aprisma's sale of products, services and support and third party products for our internal use and resale to our customers; and

  . Aprisma's provision of sales and technical training for Aprisma products sold to and by us.

   Our agreement with GNTS, dated June 3, 2000, provides that we will:

  .  receive fees for referring customers to GNTS; and

  . have the ability to purchase custom GNTS services for internal use and to resell packages of particular GNTS services to our customers directly and through our resellers.

 Tax Sharing Agreement

   We have entered into a tax sharing agreement with Cabletron, Aprisma, Enterasys and GNTS that allocates responsibilities for tax matters among us. The tax sharing agreement provides that, for periods through and including the distribution by Cabletron of our capital stock held by Cabletron to its stockholders, Cabletron will file all consolidated, combined or unitary income tax returns required to be filed by Cabletron relating to us. For all periods beginning before our distribution, we agreed to file all other income tax returns required to be filed by us and to be responsible for all taxes due under these returns.

   Each member of a consolidated group is, for United States federal income tax purposes, both individually and jointly liable for the group's federal income tax liability. We could be required to pay a deficiency in the group's federal income tax liability for a period during which we were a member of the group even if the tax sharing agreement allocates that liability to Cabletron or another group member.

   The agreement requires Cabletron to pay all taxes due on the returns filed by Cabletron. We are required to pay Cabletron an amount equal to our tax liability for periods covered by these returns, determined on a separate return basis, as determined by Cabletron in its sole discretion. The agreement also requires Cabletron to pay us for any benefits realized by Cabletron or other affiliates from the use of our tax attributes.

   The agreement also provides that Cabletron is required to pay any taxes due and will receive all refunds arising from adjustments relating to its filed returns and that we must reimburse Cabletron for these taxes if they are attributable to us or our business. The tax sharing agreement also requires each party to indemnify each other party against any taxes, including interest and penalties, that the party is liable to bear under the agreement.

   If our distribution does not qualify as a tax-free transaction, and the failure is our sole responsibility or results from our stock being acquired by one or more persons so that it is no longer treated as qualified property under section 355(c)(2) of the Code, we will indemnify any other party to the agreement against any resulting taxes or other damages. If the failure is the responsibility both of us and of Cabletron, we and Cabletron will indemnify each other party against any resulting taxes or other damages, each in proportion to its market value. For these purposes, the market valuation of Cabletron does not include us, Aprisma, Enterasys or GNTS if Cabletron has distributed the shares of that entity. If the failure to qualify is the sole responsibility of Cabletron or results from the stock of Cabletron being acquired by one or more persons so that the stock being distributed is no longer treated as qualified property under section 355(c)(2) of the Code, Cabletron will indemnify each other party to the agreement against any resulting taxes or other damages.

   Aprisma, Enterasys and GNTS have each also agreed to analogous provisions in the tax sharing agreement, including those relating to the potential distributions of their capital stock by Cabletron. The tax sharing agreement also assigns responsibilities for administrative matters such as the filing of returns, payment of taxes due, retention of records and conduct of audits, examinations or similar proceedings.

 Services Agreement

   Cabletron has been providing corporate, human resource, information technology, financial, and other services to us or our predecessor division since March 1, 2000. We and Cabletron have entered into a services agreement dated August 28, 2000, which formalizes the terms and conditions of those services. The services provided by Cabletron include information technology support and general corporate services, including legal, accounting, treasury, tax, insurance, payroll, and other administrative functions.

   Cabletron administers an intercompany account for us as part of the treasury services provided under the services agreement. The services agreement also provides that all of our deposits and disbursements flow through the intercompany account, and we rely on the intercompany account as a source of liquidity. Upon our distribution, the balance in the account will be transferred to us.

   The services agreement also allows our eligible employees to continue to participate in Cabletron's benefits plans on comparable terms and conditions as existed before the contribution date until the distribution date, until we establish benefit plans for our employees or until we elect not to establish comparable plans. The services agreement also describes the manner in which Cabletron will share with us its owned and leased properties and office space.

   The services agreement permits Cabletron to engage subcontractors to perform all or any portion of the services described in it. The agreement also allows us and Cabletron to adjust periodically the nature and level of services provided by Cabletron to us. The services agreement specifies charges for the services provided by Cabletron to us. The initial term of the services agreement expires two years after our separation from Cabletron. We may terminate the services agreement for any or all of the services provided under the agreement by providing written notice of at least a full fiscal quarter before the termination, provided that we do not terminate basic administrative services, including insurance, tax, accounting and treasury services, for so long as we are a majority owned subsidiary of Cabletron. We are responsible for any additional costs imposed by third parties against Cabletron that result from a termination. Cabletron may terminate the services agreement for all of the services provided under the agreement by providing us at least 60 days' prior written notice.

 Supplemental Options

   We have entered into an agreement with Cabletron dated August 28, 2000 that provides if Cabletron distributes to its stockholders the shares of our capital stock held by Cabletron, we will be obligated to grant supplemental options under our 2000 Eqiuty Incentive Plan to acquire shares of our Common Stock to those persons who hold compensatory Cabletron stock options. See "Management-- 2000 Equity Incentive Plan--Provisions Related to the Distribution and to Change in Control."

Transactions with Silver Lake and the Other Strategic Investors

 Rights to Purchase Our Common Stock

   Stock Purchase Rights. On August 29, 2000, Cabletron entered into an amended securities purchase agreement with Silver Lake Partners, L.P. and granted to Silver Lake Partners, L.P., Silver Lake Investors, L.P., Silver Lake Technology Investors, L.L.C., Integral Capital Partners V, L.P., Integral Capital Partners V Side Fund, L.P., and Morgan Stanley Dean Witter Equity Funding, Inc. and its transferees ("the Strategic Investors") rights to purchase shares of our Common Stock. In the transformation agreement, we agreed with Cabletron to perform our obligations under the securities purchase agreement.

   Concurrent with our initial public offering, the Strategic Investors exercised their purchase rights to purchase an aggregate of 5,401,970 shares of our Common Stock for aggregate cash consideration of $46.6 million. Certain of the stock purchase rights were exercised through the conversion of a portion of the rights into a number of shares of our Common Stock having a market value equal to the difference between the aggregate market value of and the aggregate exercise price for the shares of our Common Stock subject to the converted portion of the stock purchase rights.

   As of June 4, 2001, the shares acquired by the Strategic Investors upon exercise of the stock purchase rights represented ownership of 5.03% of our outstanding Common Stock.

   IPO Valuation Warrants. Because the gross price per share of Common Stock issued in our initial public offering multiplied by the number of shares of Common Stock outstanding immediately after the offering on a fully diluted basis exceeded $1.672 billion, we were required to issue to the Strategic Investors warrants to purchase 104,167 shares of our Common Stock, representing $1.25 million divided by the gross price per share paid in the offering. The exercise price for these warrants is $12 per share and these warrants will expire February 22, 2004.

   Spin-Off Warrants. Concurrently with a distribution by Cabletron of our capital stock to its stockholders, we are required to issue to the Strategic Investors warrants to purchase a number of shares equal to the number of shares that the investors would have received in the distribution if the investors had exercised the Cabletron warrants they hold immediately before the record date for the distribution. Subject to the adjustments provided for in the Cabletron warrants, the warrants represent the right to buy 250,000 shares of Cabletron common stock at an exercise price of $45 per share and the right to buy an additional 200,000 shares of Cabletron common stock at an exercise price of $35 per share. Based upon Cabletron's current ownership of us, the Strategic Investors' current holding of Cabletron warrants, and assuming no change in the number of outstanding shares of Cabletron capital stock outstanding from the 188,511,262 shares outstanding at March 3, 2001, the total number of shares subject to the new warrants that we would issue to the investors relating to a distribution by Cabletron of our capital stock to its stockholders would be approximately 219,300. These new warrants will have an aggregate exercise price that bears the same relationship to the aggregate exercise price for the Cabletron warrants as the equity value of Riverstone bears to the equity value of Cabletron at the time we issue the new warrants. The warrants expire on the later of August 30, 2007 and the third anniversary of the distribution by Cabletron of our capital stock to its stockholders.

 Right to designate an observer to our Board of Directors

   We have agreed to allow a designee of Silver Lake to observe and participate in meetings of our Board of Directors in a non-voting capacity until our capital stock is distributed to Cabletron stockholders. This designee is entitled to receive the same notices and materials that we provide to board members and is entitled to be informed about, and to comment on, significant decisions made by the board. As June 4, 2001, Silver Lake had not selected its designee to our Board of Directors.

 Registration Rights

   We have granted the Strategic Investors rights to demand the registration of the shares of our Common Stock acquired upon exercise of the stock purchase rights, IPO valuation warrants and spin-off warrants described above for public sale under an effective registration statement under the Securities Act of 1933 and other rights to include the shares in registrations for our account or the account of other stockholders. The Strategic Investors may exercise the demand registration rights on only two occasions, and the exercise of their registration rights is subject to other limitations, including the lock-up agreements described below.

 Standstill Arrangement

   Until August 30, 2004, the Strategic Investors, other than Morgan Stanley Dean Witter Equity Funding, Inc., have agreed that they and their controlled affiliates will generally not take specified actions, including:

  .  acquiring us;

  . soliciting proxies to vote in opposition to any matter that has been recommended by our Board of Directors or in favor of any matter that has not been approved by our Board of Directors; and

  . soliciting, or making any public statement about, a merger or acquisition of us, sale of all or substantially all of our assets, or purchase of our equity securities or Cabletron's.

   These restrictions will be suspended upon the occurrence of some events, including an announcement by us that we are for sale or the execution of a definitive agreement which, if completed, would result in a change of control of us. The terms of this standstill arrangement may make some change of control or other extraordinary transactions less likely to occur while this arrangement is in effect and may reduce the possibility that our stockholders will receive a premium or other benefits which could sometimes accompany these types of transactions.

 Lock-up Agreement

   The Strategic Investors have agreed, subject to exceptions, not to offer or sell any shares of our Common Stock without the prior written consent, on behalf of the underwriters of our initial public offering, Morgan Stanley & Co. Incorporated, or as to Morgan Stanley Dean Witter Equity Funding, Inc. and its transferees, Lehman Brothers Inc. The lock-up period expires for one-third of the total number of shares held by the Strategic Investors on the 181st, 211th and 241st days after the date of our final prospectus, which was February 15, 2001.

 Other Aspects of the Transaction with the Strategic Investors

   The issuance by us of the securities and purchase rights and by Cabletron of the warrants to the Strategic Investors was part of an integrated set of transactions, including the issuance by Cabletron to the Strategic Investors of 65,000 shares of its 4% series A participating convertible preferred stock and 25,000 shares of its 4% series B participating convertible preferred stock and the issuance of stock purchase rights by Aprisma, Enterasys and GNTS to the Strategic Investors. The aggregate consideration paid by the Strategic Investors at the closing of these transactions, after subtracting transaction fees and expenses payable by Cabletron to Silver Lake, was $87.75 million. Of this aggregate consideration, Cabletron has paid to us $7.173 million, which was determined to be equal to the portion of the aggregate consideration allocated to the purchase rights, IPO valuation warrants and spin-off warrants issued or to be issued by us. Upon the distribution of our Common Stock by Cabletron to its stockholders, the Strategic Investors will acquire additional shares of our Common Stock based on shares of Cabletron stock held by them that participate in the distribution. The agreements with the Strategic Investors provide that until the Strategic Investors convert their Cabletron preferred stock into Cabletron common stock, the shares of our Common Stock that would be distributed to them will be held in escrow.

Indebtedness of Management

   On January 1, 2000, Romulus Pereira, the Company's president and chief executive officer, issued a note to Cabletron in the amount of $125,000. Mr. Pereira repaid the note in full on September 13, 2000.

   On April 12, 2000, Mr. Pereira issued an additional note to Cabletron in the amount of $400,000 to be applied to the payment of taxes owed by Mr. Pereira relating to Cabletron shares received by him as part of the transaction involving Cabletron's acquisition of Yago Systems in 1998. The note bears interest at an annual rate of 6.46% and is due in full on April 12, 2002.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

   The firm of KPMG LLP, independent auditors, has been selected as auditors for the Company for the fiscal year ending March 2, 2002. A representative of KPMG LLP is expected to be present at the Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Audit Fees

   KPMG LLP billed us, or expects to bill us, an aggregate of $250,000 for professional services rendered in connection with the audit of our financial statements for the year ended March 3, 2001.

Financial Information Systems Design and Implementation Fees

   KPMG LLP did not perform any professional services in connection with our financial information systems design or implementation, the operation of our information system or the management of our local area network.

All Other Fees

   KPMG LLP billed us an aggregate of $1,050,000 in non-audit service fees for other services rendered to us and our affiliates for the fiscal year ended March 3, 2001 in conjunction with the registration statement on Form S-1 relating to our initial public offering.

                             STOCKHOLDER PROPOSALS

   Stockholder proposals intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than February 25, 2002 in order to be considered by the Company's management to be included in the next annual Proxy Statement and related proxy materials.

   If a stockholder wishing to present a proposal at the 2002 Annual Meeting of Stockholders (without regard to whether it will be included in the proxy materials for that meeting) fails to notify the Company by May 11, 2002, the proxies management receives for the meeting will confer discretionary authority to vote on any stockholder proposals properly presented at that meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

   The Company files annual, quarterly and current reports, Proxy Statements and other information with the SEC. You may read and copy any reports, statements, or other information that the Company files at the SEC's public reference room at the following location: Room 1300, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

   Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company's SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov.

   The SEC allows the Company to "incorporate by reference" information into this document, which means that the Company can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. The Company's Annual Report on Form 10-K for the fiscal year ended March 3, 2001 (which Annual Report accompanies this Proxy Statement) was previously filed by the Company and is incorporated by reference in this Proxy Statement.

   The Company also incorporates by reference any documents that it may file with the SEC between the time this Proxy Statement is sent to stockholders and the date of the Meeting.

   The Company may have sent to you some of the documents incorporated by reference, but you can obtain any of them through the Company, the SEC or the SEC's Internet World Wide Web site described above. Documents incorporated by reference are available from the Company without charge, including exhibits. Stockholders may obtain documents incorporated by reference into this document by requesting them in writing or by telephone at the following address and telephone number:

                              Riverstone Networks
                           5200 Great America Parkway
                         Santa Clara, California 95054
                                 (408) 878-6500
                         Attention: Investor Relations

   If you would like to request documents from the Company, please do so promptly in order to receive timely delivery of such documents prior to the Meeting.

   You should rely on the information contained or incorporated by reference in this document to vote your shares at the Meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated June 21, 2001. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

                                 OTHER BUSINESS

   The Board of Directors knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable.

                                                                      APPENDIX A

                           RIVERSTONE NETWORKS, INC.
                           2000 EQUITY INCENTIVE PLAN
                             (Amended and Restated)

1. Purpose

   The purpose of this Equity Incentive Plan (the "Plan") is to advance the interests of Riverstone Networks, Inc. (the "Company") and its subsidiaries and affiliates by enhancing their ability to attract and retain employees and other individuals or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries through awards based on the Company's common stock, $.01 par value ("Stock"), and cash incentives.

   The Plan is intended to accomplish these goals by enabling the Company to grant awards ("Awards") in the form of Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards, Performance Awards, Other Stock-Based Awards or loans or supplemental grants, or combinations thereof, all as more fully described below.

2. Administration

   Unless otherwise determined by the Board of Directors of the Company (the "Board"), the Plan will be administered by a committee of the Board designated for such purpose (the "Committee"). During such period as the Plan is administered by the Board rather than by a committee of the Board, all references herein to "Committee" shall be deemed to refer to the Board.

   The Committee shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. During such times as the Stock is registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), at least two members of the Committee shall be "non-employee directors" within the meaning of Rule 16b-3 promulgated under the 1934 Act and "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code") (the "Outside Directors"). If any member of the Committee is not an Outside Director, a sub-committee (the "Sub-Committee") consisting solely of the Outside Directors shall administer the Plan in connection with Awards to "officers" of the Company within the meaning of Section 16(b) of the 1934 Act or with respect to any Award intended to be exempt under Section 162(m) of the Code. Any references to the Committee in this Plan shall also mean the Sub-Committee.

   The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to: (a) grant Awards at such time or times as it may choose; (b) determine the size of each Award, including the number of shares of Stock subject to the Award; (c) determine the type or types of each Award; (d) determine the terms and conditions of each Award; (e) waive compliance by a holder of an Award with any obligations to be performed by such holder under an Award and waive any terms or conditions of an Award; (f) amend or cancel an existing Award in whole or in part (and if an award is canceled, grant another Award in its place on such terms and conditions as the Committee shall specify), except that the Committee may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; (g) prescribe the form or forms of any instruments to be used under the Plan, including any written notices and elections required of Participants (as defined in Section
5), and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Sections 7.3 or 8.6.

   The Committee may delegate to one or more senior officers of the Company who are also directors of the Company its duties under the Plan subject to such conditions and limitations as the Committee may prescribe, except that only the Committee may designate and make grants to Participants (i) who are subject to
Section 16 of the 1934 Act or any successor statute, including, without limitation, decisions on timing, amount and pricing of Awards, or (ii) who at the time of grant are (or are expected to be) "covered employees" within the meaning of Section 162(m)(3) of the Code.

   Notwithstanding the foregoing, prior to the earlier of the date on which the Company becomes a separate public company for purposes of Section 162(m) of the Code or the date on which the Committee consists of at least two "outside directors" (within the meaning of Section 162(m)(4)(C)(i) of the Code), a committee of "outside directors" (as so defined) of Cabletron Systems, Inc. ("Cabletron") shall act upon all Awards intended to qualify for the performance-based compensation exception under Section 162(m) of the Code.

3. Effective Date and Term of Plan

   The Plan has been approved by the Board and by Cabletron as sole stockholder of the Company. No Award may be granted under the Plan after May 14, 2010, but Awards previously granted may extend beyond that date.

4. Shares Subject to the Plan

   (a) Number of Shares. Subject to adjustment as provided in Section 8.6, the aggregate number of shares of Stock that may be delivered under the Plan will be 50,000,000, subject to the automatic share increases described in paragraph
(d) of this Section 4. If any Award requiring exercise by the Participant for delivery of Stock terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants.

   (b) Shares to be Delivered. Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

   (c) Special Limitations. No Participant may be granted Options or Stock Appreciation Rights in any calendar year with respect to more than (in the case of each such type of award) 8,500,000 shares of Stock or, if less, the total number of shares of Stock then available for awards under the Plan.

   (d) Automatic Share Increase. The number of shares of Stock available for issuance under the Plan shall automatically increase on the first day of our fiscal year, beginning with fiscal year 2003 and continuing through fiscal year 2006, by a number of shares equal to five percent (5%) of the total number of shares of Stock outstanding on the last trading day of the immediately preceding fiscal year, but in no event shall any such annual increase exceed 10,000,000 shares.

5. Eligibility and Participation

   Each key employee of the Company or any of its subsidiaries or affiliates (an "Employee") and each other individual or entity (other than employees of the Company or any of its subsidiaries or affiliates, but including, without limitation, directors of the Company or any of its subsidiaries or affiliates and employees of or other providers of services to Cabletron Systems, Inc. or any of its subsidiaries) who, in the opinion of the Committee, is in a position to make a significant contribution to the success of the Company or its subsidiaries will be eligible to receive Awards under the Plan (each such Employee, other individual or entity receiving an Award, a "Participant"). Without limiting the foregoing, Participants may also include (i) individuals who have accepted an offer of employment from the Company or its subsidiaries or affiliates and who the Company or its subsidiaries or affiliates reasonably believe will be key employees upon commencing such employment (each a "New Hire"), and (ii) individuals (whether or not described in the first sentence of this Section) who, at the time of a spin-off of the Company (as described in Section 9) from Cabletron, are holding options to acquire stock of Cabletron.

6. Types of Awards

6.1. Options

   (a) Nature of Options. An option ("Option") is an Award giving the recipient the right on exercise thereof to purchase Stock. Both "incentive stock options" as defined in Section 422(b) of the Code (any Option intended to qualify as an incentive stock option being hereinafter referred to as an "ISO") and Options that are not ISOs may be granted under the Plan. ISOs shall be awarded only to individuals who are employed by the Company or by a parent or subsidiary corporation as those terms are defined in Section 424 of the Code. Each Option awarded under the Plan shall be a non-ISO unless it is expressly designated as an ISO at time of grant.

   (b) Exercise Price. The exercise price of an Option will be determined by the Committee subject to the following:

     (1) The exercise price of an ISO or an Option intended to qualify as performance based compensation under Section 162(m) of the Code shall not be less than 100% of the fair market value of the Stock subject to the Option, determined as of the time the Option is granted.

     (2) In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

   (c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted.

   (d) Exercise of Options. An Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Except as otherwise determined by the Committee, there shall be added to any period taken into account in determining the vesting or exercisability of an Option periods during which a Participant who is an Employee is on an unpaid leave of absence (or other unpaid absence) from the Company. For example, if a portion of an Option would otherwise vest and/or become exercisable on the first anniversary of the date of grant assuming that the Participant continues in employment and if, during the one-year period immediately following the date of grant, the Participant is given and takes an unpaid three-month leave of absence, the portion of the Option that would otherwise have vested and/or become exercisable on the first anniversary of the date of grant will vest and/or become exercisable on the date which follows such anniversary by three months, assuming continued employment by the Participant and except as otherwise determined by the Committee, and subsequent vesting/exercisability dates will similarly be moved back by three months. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full in accordance with paragraph (e) below for the number of shares for which the Option is exercised.

   (e) Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company; or (2) if so permitted by the Committee, (i) by delivery of shares of Stock which have been held for at least six months (unless the Committee approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of a full recourse promissory note of the Participant to the Company containing such terms as are specified by the Committee, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment.

6.2. Stock Appreciation Rights.

   (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right ("Stock Appreciation Right") is an Award entitling the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Stock. Stock Appreciation Rights may be based solely on appreciation in the fair market value of Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Committee.

   (b) Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

     (1) Rules Applicable to Tandem Awards. When Stock Appreciation Rights are granted in tandem with Options: (A) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option; (B) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to fewer than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (C) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (D) the Stock Appreciation Right will be transferable only with the related Option.

     (2) Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. Except as otherwise determined by the Committee, there shall be added to any period taken into account in determining the vesting or exercisability of a Stock Appreciation Right periods during which a Participant who is an Employee is on an unpaid leave of absence (or other unpaid absence) from the Company. The Committee may at any time accelerate the time at which all or any part of the Stock Appreciation Right may be exercised.

   Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

6.3. Restricted and Unrestricted Stock.

   (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant shares of Stock in such amounts and upon such terms and conditions as the Committee shall determine subject to the restrictions described below ("Restricted Stock").

   (b) Restricted Stock Agreement. The Committee may require, as a condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, in the resolution approving the Award, or in such other manner as it deems appropriate. Any stock certificate representing the Restricted Stock shall bear an appropriate legend to reflect the applicable restrictions.

   (c) Transferability and Other Restrictions. Except as otherwise provided in this Section 6.3, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by the Committee and the satisfaction of any other conditions or restrictions established by the Committee (such period during which a share of Restricted Stock is subject to such restrictions and conditions is referred to as the "Restricted Period"). Except as the Committee may otherwise determine under Sections 7.1 or 7.2, if a Participant dies or suffers a Status Change (as defined in Section 7.2) for any reason during the Restricted Period, the Company may purchase the shares of Restricted Stock subject to such restrictions and conditions for the amount of cash paid by the Participant for such shares; provided, that if no cash was paid by the Participant such shares of Restricted Stock shall be automatically forfeited to the Company.

   During the Restricted Period with respect to any shares of Restricted Stock, the Company shall have the right to retain in the Company's possession the certificate or certificates representing such shares.

   (d) Removal of Restrictions. Except as otherwise provided in this Section 6.3, a share of Restricted Stock covered by a Restricted Stock Award shall become free from restrictions under the Plan upon completion of the Restricted Period, including the passage of any applicable period of time and satisfaction of any conditions to vesting. Except as otherwise determined by the Committee, there shall be added to any Restricted Period required to be satisfied in determining the vesting or exercisability of an Award of Restricted Stock periods during which a Participant who is an Employee is on an unpaid leave of absence (or other unpaid absence) from the Company. The Committee shall have the right at any time, in its sole discretion, immediately to waive all or any part of the restrictions and conditions with regard to all or any part of the shares held by any Participant.

   (e) Voting Rights, Dividends and Other Distributions. During the Restricted Period, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such shares. Except as the Committee shall otherwise determine, any other cash dividends and other distributions paid to Participants with respect to shares of Restricted Stock, including any dividends and distributions paid in shares, shall be subject to the same restrictions and conditions as the shares of Restricted Stock with respect to which they were paid.

   (f) Other Awards Settled with Restricted Stock. The Committee may, at the time any Award described in this Section 6 is granted, provide that any or all of the Stock delivered pursuant to the Award will be Restricted Stock.

   (g) Unrestricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant shares of Stock free of restrictions under the Plan ("Unrestricted Stock") in such amounts and upon such terms and conditions as the Committee shall determine.

6.4. Deferred Stock.

   A Deferred Stock Award is an unfunded and unsecured promise by the Company to deliver shares of Stock in the future ("Deferred Stock"). Delivery of the Stock will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Stock will take place. At the time any Award described in this Section 6 is granted, the Committee may provide that any or all of the Stock delivered pursuant to the Award will be Deferred Stock.

6.5. Performance Awards.

   The Committee may, at the time an Award described in Sections 6.1, 6.2, 6.3,
6.4 or 6.7 is granted, impose the additional condition that performance goals must be met prior to the Participant's realization of any vesting, payment or benefit under the Award. In addition, the Committee may make awards entitling the Participant to receive an amount in cash upon attainment of specified performance goals (a "Cash Incentive"). Any Award or Cash Incentive made subject to performance goals as described in the preceding two sentences shall be a "Performance Award" subject to the provisions of this Section 6.5 in addition to any other applicable provisions of the Plan or the Award. Performance Awards may consist of Cash Incentives or Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, other than Options or Stock Appreciation Rights intended to qualify for such exception by reason of the special rules under Section 162(m) of the Code applicable to stock options and stock appreciation rights granted at an exercise price not less than fair market value on the date of grant, ("Qualified Performance Awards") or Cash Incentives or Awards that either are not intended so to qualify or are Options or Stock Appreciation Rights intended to qualify for such exception by reason of the special rules under Section 162(m) of the Code applicable to stock options and stock appreciation rights granted at an exercise price not less than fair market value on the date of grant ("Other Performance Awards"). The Committee will determine the performance measures, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Performance Award. The performance measures to which a Performance Award is subject may be related to personal performance, corporate performance, departmental performance or any other category of performance established by the Committee. In the case of a Qualified Performance Award, payment under the Award or of the Cash Incentive must be conditioned on the satisfaction of one or more "qualified performance measures" preestablished by the Committee in accordance with the rules under
Section 162(m) of the Code and on certification (within the meaning of the rules under Section 162(m) of the Code) by the Committee that such measure or measures have been met or exceeded. For purposes of the preceding sentence, a qualified performance measure is an objectively determinable measure of performance based on any one or more of the following (on a consolidated, divisional, subsidiary, line of business or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; inventory level or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A qualified performance measure and targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. The maximum number of shares of Stock subject to Performance Awards (other than Cash Incentives) awarded to any Participant in any three-calendar-year period shall be 5,000,000 shares. The maximum amount payable under Cash Incentives to any Participant for any year shall be $5,000,000.

6.6. Loans and Supplemental Grants.

   (a) Loans. The Company may make a full recourse loan to a Participant, either at the time of or after the grant to him or her of any Award. Such a loan may be made in connection with either the purchase of Stock under the Award or the payment of any federal income tax in respect of income recognized as a result of the Award. The Committee will have full authority to decide whether to make such a loan and to determine the amount, terms and conditions of the loan, including the interest rate (which may be zero), whether the loan is to be secured or unsecured, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan may have a term (including extensions) exceeding ten years in duration.

   (b) Cash Grants. In connection with any Award, the Committee may at the time such Award is made or at a later date provide for and make a cash payment to the Participant not to exceed an amount equal to (a) the amount of any federal, state and local income tax on ordinary income for which the Participant will be liable with respect to the Award, plus (b) an additional amount on a grossed-up basis necessary to make him or her whole after tax, discharging all the Participant's income tax liabilities arising from all payments under this
Section 6, all based on such reasonable estimates of applicable tax rates as the Committee may determine.

6.7. Other Stock-Based Awards.

   (a) Nature of Awards. The Committee may grant other Awards under which Stock is or may in the future be acquired ("Other Stock-Based Awards"). Such Awards may include, without limitation, debt securities convertible into or exchangeable for shares of Stock upon such conditions, including attainment of performance goals, as the Committee shall determine. Such convertible or exchangeable securities may have such terms and conditions as the Committee may determine at the time of grant. However, no convertible or exchangeable debt shall be issued unless the Committee shall have provided (by Company right of repurchase, right to require conversion or exchange, or other means deemed appropriate by the Committee) a means of avoiding any right of the holders of such debt to prevent a Company transaction by reason of covenants in such debt.

   (b) Purchase Price; Form of Payment. The Committee may determine the consideration, if any, payable upon the issuance or exercise of an Other Stock-Based Award. The Committee may permit payment by certified check or bank check or other instrument acceptable to the Committee or by surrender of other shares of Stock (excluding shares then subject to restrictions under the Plan).

   (c) Forfeiture of Awards; Repurchase of Stock; Acceleration or Waiver of Restrictions. The Committee may determine the conditions under which an Other Stock-Based Award shall be forfeited or, in the case of an Award involving a payment by the recipient, the conditions under which the Company may or must repurchase such Award or related Stock. At any time the Committee may in its sole discretion accelerate, waive or amend any or all of the limitations or conditions imposed under any Other Stock-Based Award.

7. Events Affecting Outstanding Awards

7.1. Death.

   Except as the Committee may otherwise determine, if a Participant dies the following will apply:

     (a) All Options and Stock Appreciation Rights held by the Participant immediately prior to death, whether or not otherwise exercisable, may be exercised by the Participant's executor or administrator or the person or persons to whom the Option or Stock Appreciation Right is transferred by will or the applicable laws of descent and distribution, at any time within the one year period ending with the first anniversary of the Participant's death (or such shorter or longer period as the Committee may determine), and shall thereupon terminate. In no event, however, shall an Option or Stock Appreciation Right (i) be or become exercisable pursuant to this subsection prior to the date (upon or following a spin-off of the Company), if any, specified with respect to other exercises of the Option or Stock Appreciation Right pursuant to Section 9(a)(i), or (ii) remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7.

     (b) All Restricted Stock held by the Participant must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(c).

     (c) Any payment or benefit under a Deferred Stock Award, Performance Award or Other Stock-Based Award to which the Participant was not irrevocably entitled prior to death will be forfeited and the Award canceled as of the time of death.

7.2. Termination of Service (Other Than By Death).

   If (i) a Participant who is an Employee ceases to be an Employee for any reason other than death, (ii) there is a termination (other than by reason of death or satisfactory completion of the project or service as determined by the Committee) of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder or (iii) a New Hire's offer of employment is terminated prior to the New Hire commencing employment with the Company or the New Hire does not commence his or her employment with the Company within two months after receipt of an Award hereunder (such termination of the employment or other relationship being hereinafter referred to as a "Status Change"), then, except as the Committee may otherwise determine, the following will apply:

     (a) All Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status Change. Any Options or Stock Appreciation Rights that were exercisable immediately prior to the Status Change will continue to be exercisable for a period of ninety (90) days and shall thereupon terminate, unless the Award provides by its terms for immediate termination in the event of a Status Change or unless the Status Change results from a discharge for cause which in the opinion of the Committee casts such discredit on the Participant as to justify immediate termination of the Award. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. For purposes of this Section, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the Employee's right to reemployment is guaranteed either by statute or by contract, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which Section 424(a) of the Code applies.

     (b) All Restricted Stock held by the Participant at the time of the Status Change must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(c) above.

     (c) Any payment or benefit under a Deferred Stock Award, Performance Award or Other Stock-Based Award to which the Participant was not irrevocably entitled prior to the Status Change will be forfeited and the Award canceled as of the date of such Status Change.

7.3. Certain Corporate Transactions.

   Except as otherwise provided by the Committee, in the event of a consolidation or merger in which the Company is not the surviving corporation or which results (or that is part of a series of related transactions that results) in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets or a dissolution or liquidation of the Company (a "covered transaction"), the following rules shall apply:

     (a) Subject to paragraph (b) below, all outstanding Awards requiring exercise will cease to be exercisable, and all other Awards to the extent not fully vested (including Awards subject to conditions not yet satisfied or determined) will be forfeited, as of the effective time of the covered transaction; provided, that the Committee may in its sole discretion, on or prior to the effective date of the covered transaction, (1) make any outstanding Option and Stock Appreciation Right exercisable in full, (2) remove the restrictions from any Restricted Stock, (3) cause the Company to make any payment and provide any benefit under any Deferred Stock Award or Performance Award or (4) remove any performance or other conditions or restrictions on any Award; or

     (b) With respect to an outstanding Award held by a Participant who, following the covered transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the covered transaction or an affiliate of such an entity, the Committee may at or prior to the effective time of the covered transaction and in lieu of the action described in paragraph (a) above, arrange to have such surviving or acquiring entity or affiliate assume any Award held by such Participant outstanding hereunder or grant a replacement award which, in the judgment of the Committee, is substantially equivalent to any Award being replaced.

The Committee may also grant Awards under the Plan in substitution for awards held by directors, employees, consultants or advisors of another company who concurrently become directors, employees, consultants or advisors of the Company or a subsidiary of the Company as the result of a merger or consolidation of that other company with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company or a subsidiary of the Company of property or stock of that other company. Awards granted under the preceding sentence may be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

8. General Provisions

8.1. Documentation of Awards.

   Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

8.2. Rights as a Stockholder; Dividend Equivalents.

   Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, only upon the issuance of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

8.3. Conditions on Delivery of Stock.

   The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulation have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange or The Nasdaq National Market, until the shares to be delivered have been listed or authorized to be listed on such exchange or market upon official notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

   If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

8.4. Tax Withholding.

   The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

   In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock or removal of restrictions thereon. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement, but not in excess of the minimum required to satisfy such withholding requirements. The Committee may make such share withholding mandatory with respect to any Award at the time such Award is made to a Participant.

   If at the time an ISO is exercised the Committee determines that the Company could be liable for withholding requirements with respect to the exercise or with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to provide for withholding under the preceding paragraph of this
Section 8.4, if the Committee determines that a withholding responsibility may arise in connection with the exercise, (b) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code) of Stock received upon exercise and (c) to give such security as the Committee deems adequate to meet the potential liability of the Company for other withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

8.5. Transferability of Awards.

   Unless otherwise permitted by the Committee, no Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution.

8.6. Adjustments in the Event of Certain Transactions.

   (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to holders of Stock other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under
Section 4(a) and to the limits described in Sections 4(c) and 6.5.

   (b) In any event referred to in paragraph (a) above, the Committee will also make any appropriate adjustments to the number and kind of shares of Stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

   (c) In the case of ISOs or Awards intended to qualify for the "performance-based compensation" exception under Section 162(m)(4)(C) of the Code, the adjustments described in paragraphs (a) and (b) above will be made only to the extent consistent with continued qualification of the Option or other Award under Sections 422 or 162(m) of the Code, as the case may be.

   (d) For the avoidance of doubt, no adjustment shall be required under this
Section 8.6 to reflect the acquisition of additional shares of Stock by Cabletron consistent with, or undertaken to effectuate, the capitalization of the Company assumed in determining the amount, value or exercise price of Awards made prior to an initial public offering of the Stock.

8.7. Employment Rights, Etc.

   Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued retention by the Company or any of its subsidiaries as an Employee or otherwise, or affect in any way the right of the Company or any of its subsidiaries to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.

8.8. Deferral of Payments.

   The Committee may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

8.9. Past Services as Consideration.

   Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock, the Committee may determine that such price has been satisfied by past services rendered by the Participant.

9. Special Provisions Relating to the Reorganization of Cabletron Systems, Inc. and Certain of its Subsidiaries

   The provisions of this Section 9 shall apply notwithstanding any other provision in the Plan to the contrary.

   (a) It is anticipated that following the effective date of the Plan and a subsequent initial public offering of shares of Stock, stock of the Company held by Cabletron, the Company's parent corporation, may be distributed (a "spin-off") to the shareholders of Cabletron. Similar transactions may be accomplished with respect to other subsidiaries of Cabletron. Without limiting the generality of its authority under the Plan, the Committee may provide that
(i) Options and Stock Appreciation Rights will not be exercisable prior to the effectiveness of a spin-off of the Company; and (ii) upon a spin-off of the Company, Options (the "make-up Options") will be granted under the Plan to certain persons then holding compensatory options to acquire stock of Cabletron in recognition of the effect of such spin-off on the value of such Cabletron options, such make-up Options to have such terms as the Committee shall have determined in conformity with the program for option adjustments approved by Cabletron in connection with the spin-offs of its subsidiaries.

   (b) If a Sale (as hereinafter defined) of the Company occurs, the following provisions shall apply (I) to every Option granted to an employee of the Company or its subsidiaries or to an employee of Cabletron or a subsidiary of Cabletron, notwithstanding any provision of such Award to the contrary, and
(II) to every other Award to the extent provided in such other Award:

     (i) Each Award granted prior to the Sale (an "affected Award") shall be vested (and, in the case of an Award requiring exercise, exercisable) (vesting and exercisability being referred to for purposes of this subsection (b), without distinction, as "vesting"), immediately prior to the Sale, for the "applicable number of shares" as hereinafter defined. In the case of an affected Award requiring exercise, the Company shall give the holder of the Award adequate notice and opportunity to exercise any portion of the affected Award that becomes exercisable by reason of this subsection. For purposes of this paragraph (i), the term "applicable number of shares" means, in the case of any Award, that number of shares for which the Award, but for the operation of any limitation deferring scheduled vesting until the date of a spin-off, would have been vested by the end of the ten (10)-month period following the Sale had the Participant holding the Award immediately prior to the Sale continued in service during such ten (10)-month period.

     (ii) Upon consummation of the Sale, if the Sale also constitutes a covered transaction as defined in Section 7.3 each affected Award requiring exercise will cease to be exercisable, and all other affected Awards to the extent not fully vested will be forfeited, except as otherwise provided pursuant to Section 7.3. If the acquiror entity or an affiliate thereof assumes an affected Award, the assumed Award shall be vested from and after the Sale to the extent provided under paragraph (i) above and as to any portion that is not vested by operation of paragraph (i) above shall become vested from and after the Sale in accordance with the vesting schedule (determined without regard to any limitation deferring scheduled vesting until the date of a spin-off) that would have applied during the period beginning on the first day following ten (10) months after the date of the Sale, accelerated by ten (10) months. For the avoidance of doubt, in no event shall the assumed Award become vested for more than the total number of Shares subject thereto. If the acquiror entity or an affiliate thereof provides a substitute Award in lieu of assuming an affected Award, such substitute Award shall vest in the same manner as it would have vested had it been an assumed Award.

     (iii) For purposes of this subsection (b), a "Sale" of the Company shall be deemed to have occurred if:

         (A) Prior to a spin-off of the Company, Cabletron sells or otherwise disposes of (including without limitation by merger) all or substantially all of the stock of the Company that Cabletron owns, or the Company sells or otherwise disposes of all or substantially all of its assets, to an unrelated person or to one or more unrelated persons acting as a group. For the avoidance of doubt, none of the following shall constitute a Sale under the preceding sentence: (1) a spin-off;
    (2) a liquidation or merger of the Company into Cabletron or into another subsidiary of Cabletron; (3) any other reorganization of the Company or other transaction that results in Cabletron's continuing to own, directly or indirectly, a majority of the combined voting power of all outstanding shares of stock or other equity interests of the Company or of the entity resulting from such reorganization or other transaction; or (4) a disposition by Cabletron of stock of the Company, or by the Company of its stock, in a public offering; or

         (B) Following a spin-off of the Company:

           (1) any Person (defined for the purpose of this Section 9(b)(iii)(B) as any individual, entity or other person, including a group within the meaning of Section 13(d) or 14(d)(2) of the 1934
      Act) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 30% or more of either (I) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (II) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, that for purposes of this subsection (B)(1) the following acquisitions shall not constitute a Sale: (aa) any acquisition directly from the Company, (bb) any acquisition by the Company, (cc) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or its direct or indirect subsidiaries, or
      (dd) any Business Combination as defined at paragraph (3) below (but except as provided in said paragraph (3) a Business Combination may nevertheless constitute a Sale under said paragraph (3)); and provided further, that an acquisition by a Person of 30% or more but less than 50% of the Outstanding Company Common Stock or of the combined voting power of the Outstanding Company Voting Securities shall not constitute a Sale under this subsection (B)(1) if within 15 days of the Board's being advised that such ownership level has been reached, a majority of the "Incumbent Directors" (as hereinafter defined) then in office adopt a resolution approving the acquisition of that level of securities ownership by such Person; or

           (2) Individuals who, as of the first date following the spin-off (the "Spin Date"), constituted the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a member of the Board subsequent to the Spin Date and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

           (3) There is consummated a reorganization, merger or consolidation involving the Company, or a sale or other disposition of all or substantially all of the assets of the Company

      (a "Business Combination"), in each case unless, following such Business Combination, (I) the Persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and of the combined voting power of the Outstanding Company Voting Securities immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and of the combined voting power of the Outstanding Company Voting Securities, as the case may be, (II) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Employer or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Business Combination and (III) at least a majority of the members of the Board resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (4) The shareholders of the Company approve a complete liquidation or dissolution of the Company."

   (c) In the event that Cabletron, by action of its board of directors, determines not to pursue its current intention to cause the Company to undergo an initial public offering or determines not to pursue its current intention to cause the Company to undergo a spin-off from Cabletron, it may provide (any such action to be binding under the Plan) that Options then outstanding under the Plan ("affected Options") shall be converted into Cabletron options. In the event of any such conversion, the converted Cabletron options shall have such provisions as are determined by Cabletron in its sole and absolute discretion to be necessary to preserve insofar as is practicable the incentive stock option status of any affected Options that are incentive stock options and to provide that (1) the aggregate amount of intrinsic value (that is, the difference between the exercise price and the value of the underlying stock) in the Cabletron options immediately following conversion does not exceed the intrinsic value in the affected Options immediately before the conversion and that (2) the ratio of the exercise price to the value of the underlying stock is not reduced. The new Cabletron options shall have the same vesting and exercisability provisions as the affected Options to which they relate (determined without regard to any limitation on vesting or exercisability that is dependent upon an initial public offering or spin-off of the Company), subject to special rules in the event of a sale or merger of Cabletron. In the event that the Company is not a public company at the time of the conversion described above, the determination of the value of the Company stock shall be made by Cabletron in its sole and absolute discretion. In the event that Cabletron, by action of its board of directors, determines not to pursue its current intention to cause the Company to undergo an initial public offering or determines not to pursue its current intention to cause the Company to undergo a spin-off from Cabletron, and if any Awards other than Options are then outstanding ("affected non-Option Awards"), Cabletron shall provide with respect to such affected non-Option Awards such substitute or replacement awards, including cash awards, if any, as Cabletron in its sole and absolute discretion may determine to be equitable under the circumstances. In the event that Cabletron, by action of its board of directors, determines not to pursue its current intention to cause the Company to undergo a spin-off from Cabletron, and in connection therewith determines that the provisions of this sentence shall apply, any vesting provisions of Options then outstanding under the Plan shall, from and after such date as shall be specified by the board of directors of Cabletron, be determined without regard to any limitation deferring scheduled vesting until the date of a spin-off.

10. Effect, Amendment and Termination

   Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Employees.

   The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code.

                                                                      APPENDIX B

                           RIVERSTONE NETWORKS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

   SECTION 1. PURPOSE OF PLAN

   The Riverstone Networks, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide a method by which eligible employees of Riverstone Networks, Inc. ("Riverstone") and such of its Subsidiaries as the Board of Directors of Riverstone (the "Board") may from time to time designate (Riverstone and such Subsidiaries being hereinafter referred to as the "Company") may use voluntary, systematic payroll deductions to purchase shares of common stock, $.01 par value of Riverstone (such common stock being hereafter referred to as "Stock") and thereby acquire an interest in the future of Riverstone. For purposes of the Plan, a "Subsidiary" is any corporation that would be treated as a subsidiary of Riverstone under Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended to qualify under Section 423 of the Code and shall be construed accordingly.

   SECTION 2. OPTIONS TO PURCHASE STOCK

   Subject to adjustment as provided in Section 14, the maximum number of shares of Stock that may be delivered under the Plan pursuant to the exercise of options ("Options") granted hereunder is 1,000,000 shares plus an additional 500,000 shares effective as of the first day of Riverstone's fiscal year ending in each of 2003, 2004, 2005 and 2006. Options shall be granted under the Plan to employees of the Company ("Employees") who meet the eligibility requirements set forth in Section 3 hereof ("Eligible Employees"). The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board may determine.

   SECTION 3. ELIGIBLE EMPLOYEES

   Subject to the exceptions and limitations set forth below, all Employees are eligible to participate in the Plan.

    (a) Any Employee who immediately after the grant of an Option would own (or pursuant to Section 423(b)(3) of the Code would be deemed to own) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporations, as defined in Section 424 of the Code, will not be eligible to receive an Option to purchase Stock pursuant to the Plan.

    (b) No Employee will be granted an Option under the Plan that would permit his or her rights to purchase shares of stock under all employee stock purchase plans of the employer corporation and parent and subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the Option is granted) for each calendar year during which any such Option granted to such Employee is outstanding at any time, as provided in Section 423 of the Code.

   SECTION 4. METHOD OF PARTICIPATION

   Each person who will be an Eligible Employee on the first day of an Option Period may elect to participate in the Plan for that Option Period by executing and delivering, by such deadline prior thereto as the Board may specify, such enrollment forms, including a payroll deduction authorization in accordance with Section 5, as the Board may determine. An Eligible Employee who elects to participate in the Plan for an Option Period in accordance with the foregoing will thereby become a participant ("Participant") on the first day of the Option Period and will remain a Participant until his or her participation is terminated as provided in the Plan.

   The Plan shall operate on the basis of consecutive six-month Option Periods commencing January 1 or July 1 and ending (unless abbreviated pursuant to Section 16) on the next following June 30 or December 31; provided, that the first Option Period shall be a short period commencing on the first day of the month coinciding with or next following the date on which Cabletron Systems, Inc. ("Cabletron") distributes to its shareholders the stock of Riverstone held by Cabletron and ending on the next following December 31 or, if earlier, the next following June 30.

   SECTION 5. PAYROLL DEDUCTION

   Each payroll deduction authorization will request withholding at a rate (in whole percentages) of not less than 1% nor more than 10% of Compensation per payroll period, to be accomplished by means of payroll deductions over each Option Period (as defined in Section 8 below) with respect to payroll dates within the Option Period. "Compensation" for this purpose shall include and be limited to base salary and sales commissions. A Participant may (i) change the withholding rate of his or her payroll deduction authorization by written notice delivered to the Company on or before the deadline specified by the Board for the Option Period as to which the change is to be effective, and (ii) not more than once during an Option Period may reduce (but not increase) his or her payroll withholding percentage (within the limits described in the first sentence of this Section 5) with respect to the remainder of such Option Period. All amounts withheld in accordance with a Participant's payroll deduction authorization will be credited to a withholding account maintained in the Participant's name on the books of the Company. Amounts credited to the withholding account shall not be required to be set aside in trust or otherwise segregated from the Company's general assets, and shall not bear interest.

   SECTION 6. GRANT OF OPTIONS

   Subject to Section 3(b), each person who is a Participant on the first day of an Option Period (the "applicable Period") will be granted, as of such day and for the applicable Period, an Option entitling the Participant to purchase up to, and the right to purchase Stock under the Option will be deemed to accrue for the number of shares equal to, the lesser of (i) and (ii), where

(i) is the remainder obtained by subtracting (A) the number of shares of Stock, if any, purchased for any earlier Option Period ending in the same calendar year, from (B) the number of shares of Stock obtained by dividing $25,000 by the fair market value of one share of Stock on the first day of the applicable Period, rounded down to the nearest whole share, and

(ii) is the number of shares of Stock obtained by dividing the balance of the Participant's withholding account on the last day of the applicable Period by the per-share exercise price for such Period, and rounding down to the nearest whole share;

provided, that the Board in its discretion may further limit the number of shares of Stock subject to Options for any Option Period. Option grants under this Section 6 shall be automatic and need not be separately documented.

   SECTION 7. PURCHASE PRICE

   The purchase price of Stock issued pursuant to the exercise of an Option will be 85% of the fair market value of the Stock on (a) the date of grant of the Option or (b) the date on which the Option is deemed exercised, whichever is less. Fair market value for any day will mean the Closing Price of the Stock for such day; provided, that if such day is not a trading day, fair market value shall mean the Closing Price of the Stock for the next preceding day which is a trading day. The "Closing Price" of the Stock on any trading day will be the last sale price, regular way, with respect to such Stock, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, with respect to such Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange; or, if such Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Stock is listed or admitted to trading; or, if such Stock is not listed or admitted to trading, the last quoted price with respect to such Stock, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market with respect to such Stock, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other similar system then in use; or, if on any such date such Stock is not quoted by any such organization, the average of the closing bid and asked prices with respect to such Stock, as furnished by a professional market maker making a market in such Stock selected by the Board in good faith; or, if no such market maker is available, the fair market value of such Stock as of such day as determined in good faith by the Board.

   SECTION 8. EXERCISE OF OPTIONS

   If an Employee is a Participant in the Plan on the last day of an Option Period, he or she will be deemed to have exercise the Option granted to him or her for that Period, unless such Option shall earlier have been canceled pursuant to Section 9. Upon such exercise, Riverstone will apply the balance of the Participant's withholding account to the purchase of the maximum whole number of shares of Stock available for purchase therewith under the Option (as determined pursuant to Section 6) and as soon as practicable thereafter will issue and deliver a certificate or certificates for the purchased shares (or will otherwise evidence the transfer of ownership of said shares) to the Participant and will return to him or her the balance, if any, of his or her withholding account in excess of the total purchase price of the shares so issued; provided, that if the balance left in the account consists solely of an amount equal to the value of a fractional share it will be retained in the Account and carried over to the next Option Period.

   Notwithstanding anything herein to the contrary, Riverstone's obligation to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by Riverstone with other applicable legal requirements in effect from time to time.

   SECTION 9. CANCELLATION AND WITHDRAWAL

   A Participant who holds an Option under the Plan may at any time prior to exercise thereof under Section 8 cancel all (but not less than all) of his or her Options by written notice delivered to the Company. Upon such cancellation, the balance in the Participant's withholding account will be returned to the Participant.

   A Participant may terminate his or her payroll deduction authorization as of any date by written notice delivered to the Company prior to such date. A Participant who voluntarily terminates his or her payroll deduction authorization prior to the last day of an Option Period will be deemed to have canceled all of his or her Options then outstanding.

   SECTION 10. TERMINATION OF EMPLOYMENT

   Except as otherwise provided in Section 11, upon the termination of a Participant's employment with the Company for any reason, he or she will cease to be a Participant, any Option held by him or her under the Plan will be deemed canceled, the balance of his or her withholding account will be returned, and he or she will have no further rights under the Plan.

   SECTION 11. DEATH OF PARTICIPANT

   A Participant may elect that if death should occur during an Option Period the balance, if any, of the Participant's withholding account at the time of death will be applied at the end of the Period to the exercise of the Participant's Option and the shares thereby purchased under the Option (plus any balance remaining in the

Participant's withholding account) will be delivered to the Participant's beneficiary or beneficiaries. If the Participant has more than one beneficiary, the Company will determine the allocation among them and its determination will be final and binding on all persons. Except as otherwise determined by the Board (which may establish a procedure for the designation of beneficiaries under the Plan), a Participant's beneficiary(ies) for purposes of the Plan shall be (i) such person or persons as are treated as the Participant's beneficiary(ies) for purposes of the Company group life insurance plan applicable to the Participant, or (ii) in the absence of any beneficiary determined under clause (i) or other designated beneficiary, the Participant's estate.

   SECTION 12. EQUAL RIGHTS; PARTICIPANT'S RIGHTS NOT TRANSFERABLE

   All Participants granted Options under the Plan with respect to any Option Period will have the same rights and privileges. Each Participant's rights and privileges under any Option granted under the Plan will be exercisable during the Participant's lifetime only by him or her and except as provided at Section 11 above may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates or attempts to violate the terms of this Section, any Options held by him or her may be terminated by the Company and, upon return to the Participant of the balance of his or her withholding account, all of the Participant's rights under the Plan will terminate.

   SECTION 13. EMPLOYMENT RIGHTS

   Nothing contained in the provisions of the Plan will be construed as giving to any Employee any right of employment or as interfering with the right of the Company to discharge any Employee at any time.

   SECTION 14. CHANGE IN CAPITALIZATION

   In the event of any change in the outstanding Stock of Riverstone by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares available under the Plan, the number and type of shares under Options granted but not exercised, the maximum number and type of shares purchasable under an Option, and the Option price will be appropriately adjusted.

   SECTION 15. ADMINISTRATION OF PLAN

   The Plan will be administered by the Board, which will have the right to determine any matters which may arise regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable. References in the Plan to the Board shall include the Board's delegates to the extent of any delegation by the Board to such delegates of administrative responsibilities hereunder.

   SECTION 16. AMENDMENT AND TERMINATION OF PLAN

   Riverstone reserves the right at any time to amend the Plan in any manner it may deem advisable, by vote of the Board; provided, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code will have no effect unless approved by the shareholders of Riverstone within twelve months before or after its adoption.

   The Plan may be suspended or terminated at any time by the Board. In connection therewith, the Board may either cancel outstanding Options or continue them and provide that they will be exercisable either at the end of the Option Period or on such earlier date as the Board may specify (in which case such earlier date shall be treated as the last day of the applicable Option Period).

   SECTION 17. APPROVAL OF SHAREHOLDERS

   The Plan and the exercisability of Options granted hereunder will be subject to the approval of the shareholders of Riverstone obtained within twelve months before or after the date the Plan is adopted by the Board.

                                                                      APPENDIX C

                         Charter of the Audit Committee
                                     of the
                               Board of Directors
                                       of
                           Riverstone Networks, Inc.

   I. Composition of the Audit Committee. The Audit Committee shall be composed of at least three directors. The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ Stock Market, Inc. Specifically, each member of the Audit Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. In addition, at least one member must have had past employment experience in finance or accounting or any other comparable experience that has resulted in such member's financial sophistication. Members of the Audit Committee shall be elected by the Board of Directors.

   II. Responsibilities of the Audit Committee. The responsibilities of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities with respect to:

     1. The Board's oversight of the Company's accounting and financial reporting principles and policies and internal audit controls and procedures;

     2. The Board's oversight of the Company's financial statements and independent audit thereof;

     3. Selecting, evaluating and, where deemed appropriate, replacing the outside auditors; and

     4. Evaluating the independence of the outside auditors, including consideration of the effect on independence of any non-audit services performed by the outside directors.

   The function of the Audit Committee is oversight. While the Audit Committee has the responsibilities set forth in this charter, it is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditor or to assure compliance with laws, regulations or any internal rules of the Company. The outside auditors for the Company are ultimately accountable to the Board (as assisted by the Audit Committee). The Board, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where deemed appropriate, replace the outside auditors (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement). Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board).

   III. Duties and Proceedings of the Audit Committee. The Audit Committee shall assist the Board of Directors in fulfilling its oversight responsibilities by:

  . reviewing and discussing with management, the internal audit group and the independent auditors the quarterly and annual financial statements of the Company, including the accounting principles and procedures applied in their preparation and any changes in accounting policies;

  . reviewing the Company's system of internal control and its financial and accounting practices;

  . overseeing the internal and external audit process, including planning for, and the scope, staffing and implementation of the annual audit and of the results of the annual audit process and reviewing the fees charged by such outside auditors for audit and non-audit services;

  . reviewing systems relating to compliance with laws, rules, regulations and Company policies;

  . evaluating and recommending the selection of, and, where deemed appropriate, the replacement of, the independent auditors;

  . ensuring that the outside auditors submit on a periodic basis to the Audit Committee a formal written report regarding the auditor's independence, including a delineation of all relationships between the auditor and the Company, addressing at least the matters set forth in Independence Standards Board Standard No. 1, discussing with the outside auditor any disclosed relationships or services that may impact the objectivity and independence of the outside auditor, and if so determined by the Audit Committee, recommending that the Board of Directors take appropriate action to satisfy itself of the independence of the auditor;

  . preparing a report for inclusion in the Company's annual proxy statement that describes the Audit Committee's composition and responsibilities and how they were discharged;

  . reviewing and reassessing the adequacy of this charter annually and submitting it to the Board of Directors for approval; and

  . reviewing such other matters that the Board of Directors or the Audit
    Committee shall deem appropriate.

   IV. Meetings of the Audit Committee. The Audit Committee shall hold regularly scheduled meetings and such special meetings as circumstances dictate. It shall meet separately at least annually with management and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee shall report regularly to the Board of Directors. The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee.

                                  DIRECTIONS

Annual Meeting of Stockholders
Techmart
5201 Great America Parkway
Suite 122
Santa Clara, California 95054
July 31, 2001
10:30 a.m. Pacific Time

   Directions from San Francisco, California:
     1. Start out going South on US-101.
     2. Take the CA-237 EAST exit towards ALVISO/MILPITAS.
     3. Merge onto CA-237 E.
     4. Take the GREAT AMERICA PKWY exit towards LAFAYETTE STREET.
     5. Turn RIGHT onto GREAT AMERICA PKWY.
     6. Turn LEFT at BUNKER HILL LN into the Techmart and The Westin Santa Clara parking lot.

   Directions from San Jose, California:
     1. Start out going North on US-101.
     2. Take the GREAT AMERICA PKWY exit towards BOWERS AVENUE.
     3. Keep RIGHT at the fork in the ramp.
     4. Merge onto GREAT AMERICA PKWY.
     5. Turn RIGHT at BUNKER HILL LN into the Techmart and The Westin Santa Clara parking lot.

         PROXY CARD FOR RIVERSTONE NETWORKS INC.'S 2001 ANNUAL MEETING


                           RIVERSTONE NETWORKS, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
             RIVERSTONE NETWORKS, INC. FOR THE ANNUAL MEETING OF
                   STOCKHOLDERS TO BE HELD ON JULY 31, 2001

     The undersigned, having received the Notice of Annual Meeting of Stockholders and the Proxy Statement on behalf of the Board of Directors of Riverstone Networks, Inc. (the "Company"), hereby appoints each of Romulus Pereira and Robert Stanton as proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of the Company to be held on July 31, 2001 at 10:30 a.m. Pacific Standard Time at Techmart, 5201 Great America Parkway, Suite 122, Santa Clara, California 95054 and all adjournments thereof (the "Annual Meeting") and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Annual Meeting, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in this Proxy. The proxies appointed shall act by a majority of such of them as shall be present, or if only one is present, by that one.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE NOMINEES AND FOR THE OTHER PROPOSAL SET FORTH HEREIN AND DESCRIBED IN THE BOARD OF DIRECTORS' PROXY STATEMENT. IF ANY OF THE NOMINEES ARE NOT AVAILABLE TO SERVE, THIS PROXY MAY BE VOTED FOR A SUBSTITUTE. THIS PROXY DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF SOLICITATION OF THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ANY OTHER PROXY PREVIOUSLY GRANTED TO VOTE THE SAME SHARES OF COMMON STOCK FOR THE ANNUAL MEETING.

     SEE REVERSE SIDE. If you wish to vote in accordance with the recommendations of the Board of Directors, just sign on the reverse side. You need not mark any boxes.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

          Please mark your votes as indicated in this example: [X]

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING MATTERS:
                                           ---

     1. The election of two directors       FOR ALL      WITHHELD       Nominees: Jorge A. del Calvo
      to Class I, for a term ending         NOMINEES     FROM ALL                 Christopher Paisley
      2004.                                              NOMINEES

     INSTRUCTION:  To withhold                [_]          [_]
      authority to vote for any
      individual nominee, write that
      nominee's name in the space
      provided below.
      _______________________
      _______________________

  2.  To consider and act upon a
      proposal to approve an amendment
      to the Riverstone Networks, Inc.        FOR     AGAINST   ABSTAIN
      2000 Equity Incentive Plan              [_]       [_]       [_]
      (Amended and Restated) and adopt
      the plan as so amended.

  3.  To consider and act upon a proposal     FOR     AGAINST   ABSTAIN
      to adopt the Riverstone Networks, Inc.  [_]       [_]       [_]
      Employee Stock Purchase Plan.

The proxies have, in their discretion, the authority to vote upon such other matters as may properly come before the meeting and any adjournments thereof.

         PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THIS PROXY FORM
                         USING THE ENCLOSED ENVELOPE.

Mark here for address change and
note at right.                     [_]     ------------------------------------
                                           Indicate any change in address here:




                                           ------------------------------------


Mark here if you plan to attend
the meeting.                       [_]


Signature  __________________________________________  Date ___________________

Signature  __________________________________________  Date ___________________

NOTE: Please sign name exactly as it appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.